Filed Pursuant to Rule 424(b)(5)

Registration No. 333-268710

PROSPECTUS SUPPLEMENT

(To prospectus dated May 22, 2023)

2,430,000 American Depositary Shares representing 24,300,000 Ordinary Shares

Pre-funded Warrants to Purchase up to 1,917,827 American Depositary Shares

Up to 1,917,827 American Depositary Shares representing 19,178,270 Ordinary Shares underlying the Pre-funded Warrants

Purple Biotech Ltd.

We are offering 2,430,000 American Depositary Shares (“ADSs”) in this offering to an institutional investor pursuant to this prospectus supplement and accompanying prospectus and a securities purchase agreement dated as of October 17, 2023, by and between us and the purchaser signatory thereto (the “Securities Purchase Agreement”). Each ADS represents 10 ordinary shares, no par value per share (the “Ordinary Shares”). We are also offering Pre-funded Warrants to purchase up to 1,917,827 ADSs (the “Pre-funded Warrants”) to the institutional investor pursuant to this prospectus supplement, the accompanying prospectus and the Securities Purchase Agreement. The purchase price of each ADS is $1.15, and the purchase price of each Pre-funded Warrant is $1.149 (equal to the purchase price per ADS minus $0.001). Such investor will also receive unregistered warrants to purchase up to 4,347,827 ADSs (the “Warrants”) in a concurrent private placement. The Warrants and the ADSs representing Ordinary Shares issuable upon the exercise of the Warrants are not being registered under the Securities Act of 1933, as amended, (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. The Warrants have an exercise price of $1.25 per ADS, exercisable immediately upon issuance and will expire five and one-half (5.5) years from the date of issuance.

A holder of Pre-funded Warrants will not have the right to exercise any portion of its Pre-funded Warrants if the holder, together with its affiliates and certain related parties, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of the Ordinary Shares outstanding immediately after giving effect to such exercise. The Pre-funded Warrants may only be exercised to purchase whole ADSs at an exercise price of $0.001 per ADS. The Pre-funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. There is no established public trading market for the Pre-funded Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-funded Warrants on the Nasdaq Stock Market (“Nasdaq”) or any other securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-funded Warrants will be limited. The ADSs issuable from time to time upon exercise of the Pre-funded Warrants are also being offered by this prospectus supplement and the accompanying prospectus. We refer to the ADSs and the Pre-funded Warrants being offered hereby and the ADSs issued or issuable upon exercise of the Pre-funded Warrants being offered hereby, collectively, as the “securities.”

In connection with this offering, we agreed with the investor in this offering to amend (i) certain existing warrants to purchase up to an aggregate of 555,556 ADSs at an exercise price of $9.00 per ADS, issued on June 23, 2020 (the “June 2020 Warrants”), and (ii) certain existing warrants to purchase up to an aggregate of 76,000 ADSs at an exercise price of $28.00 per ADS issued on June 1, 2018 (the “June 2018 Warrants”), so that such amended warrants, in each case, will have a reduced exercise price of $1.25 per ADS and expiration date of five and one-half years from the closing of this offering, effective upon closing of this offering.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Ordinary Shares held by non-affiliates pursuant to General Instruction I.B.5 of Form F-3 is $30,985,501, based on 213,693,112 Ordinary Shares outstanding held by non-affiliates (which would be represented by 21,369,311 ADSs), and a per ADS price of $1.45 per ADS, the closing price of the ADSs on October 16, 2023, as reported on Nasdaq. As of the date hereof, we have sold or offered a total of $1,744,642 of ADSs pursuant to General Instruction I.B.5 of Form F-3 during the 12 calendar months prior to and including the date of this prospectus supplement. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities pursuant to the registration statement of which this prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and non-voting common equity held by non-affiliates (the “public float”) in any 12-month period so long as our public float remains below $75.0 million.

The ADSs are listed on Nasdaq under the symbol “PPBT.” On October 16, 2023, the last reported sale price of the ADSs on Nasdaq was $1.45 per ADS. Our ordinary shares are also listed on the Tel Aviv Stock Exchange (“TASE”) under the symbol “PPBT.” On October 16, 2023, the last reported sale price of our ordinary shares on the TASE was NIS 0.507, or USD 0.127 per ordinary share (based on the exchange rate reported by the Bank of Israel on such date, which was NIS 3.99 = USD 1.00).

For any taxable year that we determine that we are a Passive Foreign Investment Company (“PFIC”), we may in our sole discretion (i) provide notice of our status as a PFIC as soon as practicable following such taxable year; and (ii) comply with all reporting requirements necessary for U.S. Holders (as defined in the Prior Prospectus) to make Qualified Electing Fund elections, including providing to shareholders upon request the information necessary for such an election.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-6 of this prospectus supplement, on page S-1 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

None of the United States Securities and Exchange Commission, any state securities commission or any other regulatory body, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per ADS	Per Pre- funded Warrant	Total
Offering price	$1.1500	$1.1490	$4,998,083.22
Placement agent fees(1)	$0.0805	$0.0805	$350,000.07
Proceeds to us, before expenses(2)	$1.0695	$1.0685	$4,648,083.15

(1)	We will pay the Placement Agent (as defined below) a cash fee equal to 7.0% of the aggregate gross proceeds of this offering. In addition, we will pay the placement agent a management fee equal to 1.0% of the aggregate gross proceeds of this offering, $60,000 for non-accountable expenses and $15,950 for clearing expenses. In addition, we agreed to issue to the Placement Agent or its designees, warrants to purchase up to 304,348 ADSs at an exercise price of $1.4375 per ADS (the “Placement Agent Warrants”). See “Plan of Distribution” on page S-25 of this prospectus supplement for more information regarding the Placement Agent’s compensation.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to the sale or exercise, if any, of the Warrants being issued in the concurrent private placement or the Placement Agent Warrants.

We have retained H.C. Wainwright & Co., LLC (“Wainwright” or the “Placement Agent”) to act as our placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount, but it has agreed to use its reasonable best efforts to arrange for the sale of all of the securities.

We anticipate that delivery of the ADSs and the Pre-funded Warrants will be made on or about October 19, 2023, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

Prospectus supplement dated October 17, 2023

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of the registration statement (No. 333-268710) that we filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. This document comprises two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. If the description of the offering varies between this prospectus supplement and the accompanying prospectus or the documents incorporated herein or therein by reference filed prior to the date of this prospectus supplement, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the Placement Agent has not, authorized anyone to provide information different from that contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in this offering. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Placement Agent take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in this offering, nor the sale of our securities means that information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in this offering, is correct after their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings, “Where You Can Find More Information” and “Incorporation of Information by Reference,” on page S-28 of this prospectus supplement.

Unless the context otherwise requires, all references to “Purple Biotech,” “we,” “us,” “our,” the “Company” and similar designations refer to Purple Biotech Ltd. together with (i) its former wholly-owned subsidiary, Kitov Pharmaceuticals, (ii) its majority owned subsidiary, TyrNovo Ltd. (“TyrNovo), (iii) its wholly owned subsidiary, FameWave Ltd. (“FameWave”), (iv) its wholly owned subsidiary, Immunorizon Ltd. (“Immunorizon”), and (v) its wholly owned subsidiary Purple Biotech GmbH, except where otherwise stated or where it is clear that the terms mean only Purple Biotech Ltd. exclusive of any subsidiaries.

The term “NIS” refers to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “USD” or “$” refer to U.S. dollars, the lawful currency of the United States (“U.S.”). Our functional and presentation currency is the U.S. dollar. Foreign currency transactions in currencies other than the U.S. dollar are translated in this prospectus supplement into U.S. dollars using exchange rates in effect at the date of the transactions.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation.

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the U.S. who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the U.S. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein may include forward looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In addition, certain sections of this prospectus and the information incorporated by reference herein contain information obtained from independent industry and other sources that we have not independently verified. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Our ability to predict our operating results or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” on page S-6 of this prospectus supplement and certain other matters discussed in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein. Such factors and many other factors beyond our control could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	the initiation, timing, progress and results of our research, manufacturing, preclinical studies, clinical trials, and other therapeutic candidate development efforts, including the safety and efficacy of our drug candidates, as well as the extent and number of additional studies that we may be required to conduct;

●	our ability to advance our therapeutic candidates into the next stages of clinical trials, or to successfully complete our planned and ongoing preclinical studies or clinical trials;

●	our receipt of regulatory clarity and approvals for our therapeutic candidates and the timing of other regulatory filings and approvals;

●	our ability to acquire or in-license additional therapeutic candidates, integrate acquired therapeutic candidates successfully into our business and to realize the anticipated benefits of acquisitions, such as our recent Immunorizon acquisition;

●	a delay or rejection of an Investigational New Drug Application (“IND”), New Drug Application (“NDA”) or Biologics License Application (“BLA”) for one or more of our therapeutic candidates;

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●	our ability to maintain compliance with Nasdaq listing standards;

●	the regulatory environment and changes in the health policies and regimes in the countries in which we operate including the impact of any change in regulation and legislation that could affect the pharmaceutical industry, and the difficulty of predicting actions of the Food and Drug Administration (“FDA”), or any other applicable regulator of pharmaceutical products;

●	the research, manufacturing, preclinical and clinical development, commercialization, and market acceptance of our therapeutic candidates;

●	our ability to successfully acquire, develop or commercialize our drug candidates;

●	our ability to establish collaborations for our therapeutic candidates;

●	the interpretation of the properties and characteristics of our therapeutic candidates and of the results obtained with our therapeutic candidates in preclinical studies or clinical trials;

●	the implementation of our business model, strategic plans for our business and therapeutic candidates;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our therapeutic candidates and our ability to operate our business without infringing the intellectual property rights of others;

●	estimates of our expenses, revenues, capital requirements and our needs for additional financing;

●	the impact of competitive companies, technologies on our industry; and

●	the impact of the security, political and public health situation in Israel, the U.S. and other countries in which we may operate or obtain approvals for our products or our business.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use, and in the documents incorporated by reference. This summary is not complete and does not contain all of the information that you should consider before investing in the securities. You should carefully read and consider this entire prospectus supplement, the accompanying prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus supplement, including the financial statements and “Risk Factors” starting on page S-6 of this prospectus supplement, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

The Company

We are a clinical-stage company developing first-in-class, effective and durable therapies that harness the power of the tumor microenvironment to overcome tumor immune evasion and drug resistance.

We are focused on oncology and our pipeline includes: (i) CM24, a humanized monoclonal antibody that blocks the interactions of Carcinoembryonic Antigen Related Cell Adhesion Molecule 1 (CEACAM1), an immune checkpoint protein that supports tumor immune evasion and survival through multiple pathways, (ii) NT219, a small molecule that simultaneously targets and inhibits Insulin Receptor Substrate 1 and 2 (IRS1/2) and Signal Transducer and Activator of Transcription (STAT3), two signal transduction pathways involved in the development of cancer drug resistance mechanisms; and (iii) IM1240, a conditionally-activated tri-specific antibody that engages both T cells and NK cells. The third arm of IM1240 specifically targets the Tumor Associated Antigen (TAA) 5T4. In developing these therapeutic candidates, we address not only the tumor itself but also the tumor microenvironment, which we believe may improve patient outcome.

●	We are conducting a randomized, controlled, open label multicenter phase 2 study to investigate CM24 in combination with the anti-PD-1 checkpoint inhibitors nivolumab for the treatment of pancreatic ductal adenocarcinoma (PDAC) when administered in combination with standard of care chemotherapy compared to chemotherapy alone. We have entered into a clinical collaboration agreement with Bristol Myers Squibb to evaluate the combination of CM24 with the PD-1 inhibitor nivolumab and nab-paclitaxel in this study. We expect to release interim data in the second half of 2023 and a topline report on the overall study by the end of 2024;

●	We are conducting a phase 1/2 dose escalation study of NT219 as a single agent in patients with solid tumors, and a dose escalation phase of NT219 in combination with cetuximab for the treatment of recurrent and/or metastatic squamous cell carcinoma of the head and neck cancer or colorectal adenocarcinoma. These studies will be followed by an expansion phase of NT219 at its recommended phase 2 dose level in combination with cetuximab in patients with recurrent and/or metastatic squamous cell carcinoma of the head and neck. We reported positive interim and preliminary results in which anti-tumor activity was noted in the highest dose cohort of NT219 in combination with cetuximab. We continue to explore higher dose optimization and are planning to enter into a phase 2 study in the first half of 2024; and

●	We are conducting preclinical studies with IM1240 and expect to reach IND submission in approximately two years.

In addition, we are seeking the acquisition of additional oncology therapeutic candidates at various stages of development to expand and diversify our portfolio and to leverage our development capabilities.

Amendment of June 2020 Warrants and June 2018 Warrants

In connection with this offering, we agreed with the investor in this offering to amend (i) the June 2020 Warrants to purchase up to an aggregate of 555,556 ADSs at an exercise price of $9.00 per ADS, issued on June 23, 2020, and (ii) the June 2018 Warrants to purchase up to an aggregate of 76,000 ADSs at an exercise price of $28.00 per ADS issued on June 23, 2018, so that the amended warrants, in each case, will have a reduced exercise price of $1.25 per ADS and an extended exercise period until the five and one-half year anniversary of the closing date of this offering, subject to and effective upon closing of this offering (the “Warrant Amendment”).

Corporate Information

We were incorporated under the laws of the State of Israel (under a previous name) on August 12, 1968. Our ordinary shares were originally listed for trading on the TASE in 1978 and the ADSs have been traded on Nasdaq since November 2015. Our ordinary shares are currently traded on the TASE under the symbol “PPBT”, and the ADSs are currently traded on Nasdaq under the symbol “PPBT”. The Company is headquartered at 4 Oppenheimer Street, Science Park, Rehovot 7670104, Israel and our telephone number is +972-3-933-3121. Our website address is www.purple-biotech.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement and is not incorporated by reference herein. We have included our website address in this prospectus supplement solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC at www.sec.gov.

THE OFFERING

ADSs offered by us	2,430,000 ADSs representing 24,300,000 Ordinary Shares.

Pre-funded Warrants offered by us	We are offering Pre-funded Warrants to purchase up to 1,917,827 ADSs to a purchaser, whose purchase of ADSs in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this offering. Each Pre-funded Warrant is exercisable for one ADS. The purchase price of each Pre-funded Warrant is equal to the price at which each ADS is being sold in this offering, minus $0.001, and the exercise price of each Pre-funded Warrant is $0.001 per ADS. The Pre-funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. This prospectus supplement also relates to the offering of 1,917,827 ADSs issuable upon exercise of the Pre-funded Warrants. We do not intend to apply for listing of the Pre-funded Warrants on the Nasdaq or any other securities exchange or nationally recognized trading system. See “Description of Securities.”

Concurrent private placement	In a concurrent private placement, we are issuing to the purchaser of our ADSs in this offering the Warrants to purchase up to an additional 4,347,827 ADSs. The Warrants will be immediately exercisable when issued at an exercise price of $1.25 per ADS and will expire five and one-half years from the issuance date. The Warrants and the ADSs issuable upon exercise of the Warrants are not being offered pursuant to this prospectus supplement and accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. See “Concurrent Private Placement of Warrants.”

Ordinary Shares to be outstanding after this offering(1)	271,117,096 Ordinary Shares, assuming exercise in full of the Pre-funded Warrants offered in this offering and the Anti-Dilution Share Issuance (as defined below).

The ADSs

Each ADS represents ten (10) Ordinary Shares. The ADSs will be delivered by The Bank of New York Mellon, as depositary (the “Depositary”).

The Depositary, as depositary, or its nominee, will be the holder of the Ordinary Shares underlying your ADSs and you will have rights as provided in the Deposit Agreement, dated as of November 20, 2015, among us, the Depositary and all owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”), a form of which has been filed as Exhibit 1 to the Registration Statement on Form F-6 filed by the Depositary with the SEC on November 6, 2015.

Subject to the terms of the Deposit Agreement and in compliance with the relevant requirements set out in the prospectus, you may turn in your ADSs to the Depositary for cancellation and withdrawal of the Ordinary Shares underlying your ADSs. The Depositary will charge you fees for such cancellations pursuant to the Deposit Agreement.

You should carefully read the “Description of American Depositary Shares” section of the accompanying prospectus and the Deposit Agreement to better understand the terms of the ADSs.

Use of proceeds	We expect to receive net proceeds of approximately $4.4 million from this offering, after deducting the placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to fund the development of our oncology drug candidates, acquisition of new assets and for general working capital purposes. We currently have no binding agreements or commitments to complete any transaction for the possible acquisition of new therapeutic candidates, though we are currently, and likely to continue, exploring possible acquisition candidates See “Use of Proceeds.”

Risk factors	Before deciding to invest in the securities, you should carefully consider the risks related to our business, the offering, the ADSs and the Ordinary Shares, and our location in Israel. See “Risk Factors” on page S-6 of this prospectus supplement and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Dividend policy	We have never declared or paid any cash dividends to our shareholders, and we currently do not expect to declare or pay any cash dividends in the foreseeable future. See “Dividend Policy.”

Listing	The ADSs are listed on Nasdaq under the symbol “PPBT” and our Ordinary Shares are listed on the TASE under the symbol “PPBT”

Depositary	The Bank of New York Mellon.

The number of Ordinary Shares to be outstanding after this offering is based on 220,288,826 Ordinary Shares outstanding as of October 17, 2023 (not including one ordinary share held in treasury; such number of Ordinary Shares would be represented by 22,028,883 ADSs) and excludes:

●	26,942,652 ordinary shares issuable at a weighted average exercise price of NIS 1.41 (approximately USD 0.566) per share issuable to holders of our options or restricted share units (“RSUs”) issued, as applicable, under our 2016 Equity Incentive Plan (such number of ordinary shares would be represented by 2,694,265 ADSs);

●	1,580,000 ordinary shares underlying 158,000 ADSs issuable upon exercise of the warrants issued in connection with our June 2018 private placement of warrants with an exercise price of USD 28.00;

●	2,571,430 ordinary shares underlying 257,143 ADSs issuable upon exercise of the warrants issued in our January 2019 private placement with an exercise price of USD 20.00 per ADS and 240,000 ordinary shares underlying 24,000 ADSs issuable upon exercise of placement agent warrants with an exercise price of USD 21.875 per ADS issued to the placement agent in our January 2019 offering;

●	4,037,805 ordinary shares underlying 403,781 ADSs issuable upon the exercise of warrants issued in connection with the closing of the FameWave acquisition agreement (the “FameWave Transaction”) with an exercise price of USD 19.80 per ADS;

●	1,400,000 ordinary shares underlying 140,000 ADSs issuable upon the exercise of the placement agent’s warrants issued in connection with our March 2020 public offering (the “March 2020 Public Offering”) with an exercise price of USD 3.75 per ADS;

●	1,400,000 ordinary shares underlying 140,000 ADSs issuable upon the exercise of the placement agent’s warrants issued in connection with the April 19, 2020 warrant exercise letters, (the “April 2020 Registered Warrant Exercise Transaction”) with an exercise price of USD 4.0625 per ADS;

●	7,933,334 ordinary shares underlying 793,333 ADSs issuable upon the exercise of warrants issued to investors in the private placement concurrent with the May 2020 registered direct offering (the “May 2020 Offering”) with an exercise price of USD 4.00 per ADS;

●	1,750,000 additional ordinary shares underlying 175,000 ADSs issuable upon the exercise of the placement agent’s warrants with an exercise price of USD 5.00 per ADS issued to the placement agent as compensation in connection with the May 2020 Offering;

●	19,144,446 ordinary shares underlying 1,914,444 ADSs issuable upon the exercise of warrants issued to investors in the June 2020 registered direct offering (the “June 2020 Offering”) with an exercise price of USD 9.00 per ADS;

●	1,944,445 additional ordinary shares underlying 194,443 ADSs issuable upon the exercise of the placement agent’s warrants with an exercise price of USD 11.25 per ADS issued to the placement agent as compensation in connection with our June 2020 Offering; and

●	Potential shares that may be issued in the event that until February 15, 2024, we enter into an agreement or makes a filing pursuant to which we issue ADSs or other equity securities in a financing transaction (other than (i) under the Open Market Sale AgreementSM with Jefferies LLC, entered into on June 9, 2023 (the “Sales Agreement”) for an accumulated amount of up to $2,000,000 worth of ADSs sold during any 90 days period, or (ii) a non-cash transaction or a strategic transaction such as strategic joint venture, pre-clinical or clinical collaboration), at a price per ADS lower than USD 1.58 (such new price, the “New PPS”), and if at such time a selling shareholder of Immunorizon still holds any ADSs issued to it under the share purchase agreement entered into on January 1, 2023 pursuant to which we acquired 100% of the issued and outstanding shareholdings from the shareholders of Immunorizon (the “Share Purchase Agreement”), we shall issue such shareholder additional ADSs equal to: (i) (A) the number of such ADSs held by such shareholder at such time, multiplied by (B) USD 1.58 divided by (C) the New PPS, minus (ii) the number of such ADSs held by such shareholder at such time. Such protection shall only be provided once. We expect to issue up to 735,000 ADSs in connection with this offering calculating the New PPS from this offering at $1.15 (the “Anti-Dilution Share Issuance”).

Except as otherwise indicated, the information in this prospectus supplement, including the number of Ordinary Shares that will be outstanding after this offering (i) assumes full exercise of the Pre-funded Warrants offered in this offering for cash, (ii) no exercise of the Placement Agent Warrants to be issued to the Placement Agent or its designees as compensation in connection with this offering, (iii) no exercise of the Warrants to be issued in the concurrent private placement, (iv) does not give effect to the Warrant Amendment, and (v) the Anti-Dilution Share Issuance.

RISK FACTORS

You should carefully consider the risks described below and in our annual report on Form 20-F for the year ended December 31, 2022, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes, before you decide to buy our securities. The risks and uncertainties described below and incorporated by reference in this prospectus supplement are not the only risks facing us. We may face additional risks and uncertainties not currently known to us or that we currently deem to be immaterial. Any of the risks described below or incorporated by reference in this prospectus supplement, and any such additional risks, could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to the Current Condition in Israel

We conduct our operations in Israel. Conditions in Israel, including the recent attack by Hamas and other terrorist organizations from the Gaza Strip and Israel’s war against them, may affect our operations.

Because we are incorporated under the laws of the state of Israel and our operations are conducted in Israel, our business and operations are directly affected by economic, political, geopolitical and military conditions in Israel. Since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its neighboring countries and terrorist organizations active in the region. These conflicts have involved missile strikes, hostile infiltrations and terrorism against civilian targets in various parts of Israel, which have negatively affected business conditions in Israel.

In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks. Moreover, the clash between Israel and Hezbollah in Lebanon, may escalate in the future into a grater regional conflict.

Any hostilities involving Israel, or the interruption or curtailment of trade within Israel or between Israel and its trading partners could adversely affect our operations and results of operations and could make it more difficult for us to raise capital. Parties with whom we may do business have sometimes declined to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary. The conflict situation in Israel could cause situations where medical product certifying or auditing bodies could not be able to visit manufacturing facilities of our subcontractors in Israel in order to review our certifications or clearances, thus possibly leading to temporary suspensions or even cancellations of our product clearances or certifications. The conflict situation in Israel could also result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements.

There have been travel advisories imposed as related to travel to Israel, and restriction on travel, or delays and disruptions as related to imports and exports may be imposed in the future. An inability to receive supplies and materials, shortages of materials or difficulties in procuring our materials, among others, may adversely impact our ability to commercialize and manufacture our product candidates and products in a timely manner. This could cause a number of delays and/or issues for our operations, including delay of the review of our product candidates by regulatory agencies, which in turn would have a material adverse impact on our ability to commercialize our product candidates.

Additionally, members of our management and employees are located and reside in Israel. Shelter-in-place and work-from-home measures, government-imposed restrictions on movement and travel and other precautions taken to address the ongoing conflict may temporarily disrupt our management and employees’ ability to effectively perform their daily tasks.

The Israel Defense Force (the “IDF”), the national military of Israel, is a conscripted military service, subject to certain exceptions. Several of our employees are subject to military service in the IDF and have been and may be called to serve. It is possible that there will be further military reserve duty call-ups in the future, which may affect our business due to a shortage of skilled labor and loss of institutional knowledge, and necessary mitigation measures we may take to respond to a decrease in labor availability, such as overtime and third-party outsourcing, for example, which may have unintended negative effects and adversely impact our results of operations, liquidity or cash flows.

It is currently not possible to predict the duration or severity of the ongoing conflict or its effects on our business, operations and financial conditions. The ongoing conflict is rapidly evolving and developing, and could disrupt our business and operations, interrupt our sources and availability of supply and hamper our ability to raise additional funds or sell our securities, among others.

Risks Related to this Offering, Our Ordinary Shares, and the ADSs

We will have broad discretion in how to use the net proceeds of this offering, and we may not use these proceeds in a manner desired by our investors.

We will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. Our needs may change as the business and the industry that we address evolves. As a result, the proceeds to be received in this offering may be used in a manner significantly different from our current expectations. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate and substantial dilution in book value of any ADSs or ADSs that may be issued upon the exercise of any Pre-funded Warrants you purchase.

The offering price of the ADSs or the ADSs that may be issued upon the exercise of the Pre-funded Warrants offered hereby is substantially higher than the net tangible book value per ADS. Therefore, if you purchase securities in this offering, you will pay a price per ADS or ADS that may be issued upon the exercise of any Pre-funded Warrants that substantially exceeds our net tangible book value per ADS or ADS that may be issued upon the exercise of any Pre-funded Warrants after this offering. To the extent outstanding options or warrants are exercised, you will incur further dilution. Based on the offering price of $1.15 per ADS and accompanying Warrant, you will experience immediate dilution of $0.552 per ADS or ADSs that may be issued upon the exercise of Pre-funded Warrants representing the difference between the offering price and our pro forma as adjusted net tangible book value per ADS as of June 30, 2023 after giving effect to the Pro Forma Adjustments (as defined in “Capitalization and Indebtedness” on page S-10), this offering, after deducting the placement agent fees and commissions and estimated offering expenses payable by us, the Warrant Amendment, the issuance of the Warrants in the concurrent private placement and the Anti-Dilution Share Issuance. See “Dilution” on page S-11 for a more detailed discussion of the dilution you will incur in connection with this offering.

Future sales of the ADSs, including any ADSs issuable upon the exercise of the Pre-funded Warrants, the exercise of the Warrants, or the perception that future sales may occur, may cause the market price of the ADSs to decline, even if our business is doing well.

Sales by the ADS holders of a substantial number of ADSs in the public market could occur in the future. These sales, or the perception in the market that the holders of a large number of ADSs intend to sell shares, may cause the market price of the ADSs to decline. In addition, we will be issuing Pre-funded Warrants to purchase 1,917,827 ADSs in this offering and Warrants to purchase 4,347,827 ADSs in the concurrent private placement. To the extent that holders of the Pre-funded Warrants, the Warrants or other existing warrants sell the ADSs issued upon the exercise of such warrants, the market price of the ADSs may decrease due to the additional selling pressure in the market. Moreover, the risk of dilution from issuances of ADSs underlying the Pre-funded Warrants may cause shareholders to sell their ADSs, which could cause a further decline in the market price.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional ADSs, Ordinary Shares or other securities convertible into or exchangeable for the ADSs or Ordinary Shares at prices that may not be the same as the price per ADS in this offering. We may sell ADSs, Ordinary Shares or other securities in any other offering at a price per ADS or per Ordinary Share, as appliable, that is less than the price per ADS paid by the investor in this offering, and investor purchasing ADSs, Ordinary Shares or other securities in the future could have rights superior to the rights of ADSs holders. The price per ADS or per share at which we sell additional ADSs, Ordinary Shares, as applicable, or securities convertible or exchangeable into ADSs or Ordinary Shares, in future transactions, may be higher or lower than the price per ADS paid by the investor in this offering. In addition, we agreed to amend the June 2020 Warrants and the June 2018 Warrants held by the investor in this offering, so that the amended warrants will have a reduced exercise price of $1.25 per ADS, effective upon closing of this offering.

Holders of the Pre-funded Warrants purchased in this offering will have no rights as ADS holders until such holders exercise such Pre-funded Warrants and acquire the ADSs.

Until holders of the Pre-funded Warrants purchased in this offering acquire the ADSs upon exercise thereof, holders of the Pre-funded Warrants will have no rights with respect to the ADSs underlying the Pre-funded Warrants. Upon exercise of any of the Pre-funded Warrants purchased in this offering, such holders will be entitled to exercise the rights of an ADS holder only as to matters for which the record date occurs after the exercise date.

There is no public market for the Pre-funded Warrants being offered in this offering.

There is no public trading market for the Pre-funded Warrants being offered in this offering and we do not expect a market to develop for either. In addition, we do not intend to list the Pre-funded Warrants on Nasdaq or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-funded Warrants will be limited.

Because the effective purchase price per ADS in this offering is lower than the price per ADS used to calculate the number of ADSs issued as consideration to certain of the former shareholders of Immunorizon, pursuant to the anti-dilution provision of the certain Lock-Up and Registration Rights Agreements entered into with such former Immunorizon shareholders in connection with the acquisition of Immunorizon, we will be required to issue additional ADSs to such former shareholders of Immunorizon.

The Lock-Up and Registration Rights Agreements we entered into with certain of the former shareholders of Immunorizon in connection with the Immunorizon acquisition contain anti-dilution protection, pursuant to which, in the event that, during one year following the closing of the Immunorizon acquisition, we enter into an agreement or make a filing pursuant to which we issue ADSs or other equity securities in a financing transaction, subject to certain exceptions, at a price per ADS lower than $1.58, we shall issue such former shareholders of Immunorizon additional ADSs equal to: (i) (A) the number of such ADSs held by such shareholder at such time, multiplied by (B) $1.58 divided by (C) the New PPS, minus (ii) the number of such ADSs held by such shareholder at such time. Because the effective price per ADS in this offering is lower than $1.58, we will be required to issue an aggregate of up to 735,000 additional ADSs to such former shareholders of Immunorizon, which will be dilutive to all of our other shareholders, including the investor in this offering.

U.S. Holders of ADSs and Pre-funded Warrants may suffer adverse tax consequences if we are characterized as a passive foreign investment company.

Based on the current composition of our gross income and assets and on reasonable assumptions and projections, we believe we will likely be treated as a PFIC for U.S. federal income tax purposes for 2023. If we are characterized as a PFIC, U.S. holders of the ADSs or Pre-funded Warrants may suffer adverse tax consequences such as (i) having gains realized on the sale of the ADSs treated as ordinary income rather than capital gain, (ii) not qualifying for the preferential rate otherwise applicable to dividends received in respect of the ADSs by individuals who are U.S. holders, and (iii) having interest charges apply to certain distributions by us and upon certain sales of the ADSs.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of ADSs representing Ordinary Shares in this offering will be approximately $4.4 million, assuming exercise of all Pre-funded Warrants being issued in this offering for cash, and no exercise of the Warrants being issued in the concurrent private placement, and after deducting the placement agent fees and estimated offering expenses payable by us in connection with this offering.

We currently intend to use the net proceeds of this offering to fund the development of our oncology drug candidates, acquisition of new assets and for general working capital purposes. We currently have no binding agreements or commitments to complete any transaction for the possible acquisition of new therapeutic candidates, though we are currently, and are likely to continue, exploring possible candidates. There is no certainty that we will be able to complete any transactions for the possible acquisition of new therapeutic candidates.

Our expected use of net proceeds from the offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty any or all of the particular uses for the net proceeds we receive from this offering, or the amounts, if any, that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the amount of cash generated by our operations, the relative success and cost of our research, manufacturing, preclinical studies, clinical trials, and other therapeutic candidate development efforts, including a change in our planned course of development or the termination of a clinical development necessitated by the results of data received from preclinical studies or clinical trials, and other operational factors. As a result, our management will have broad discretion in the application of the net proceeds, which may include uses not set forth above, and investors in our securities will be relying on our judgment regarding the application of the net proceeds from this offering.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our total capitalization as of June 30, 2023:

●	on an actual basis;

●	on a pro forma basis, to give effect to the sale of 533,671 ADSs at an average offering price of $1.192 per ADS between July 1, 2023 and October 16, 2023, pursuant to the Sales Agreement (the “Pro Forma Adjustments”); and

●	on a pro forma, as adjusted basis to give further effect to (i) the sale of the ADSs and the Pre-funded Warrants in this offering, assuming full exercise of the Pre-funded Warrants for cash and the issuance of the Warrants in the concurrent private placement, after deducting placement agent fees and estimated offering expenses payable by us (assuming no exercise of the Warrants), (ii) the Warrant Amendment reducing the exercise price of the June 2020 Warrants and June 2018 Warrants to $1.25 per ADS, to become effective upon the closing of this offering, and (iii) the Anti-Dilution Share Issuance.

The amounts shown below are unaudited. The information in the following table should be read in conjunction with and is qualified in its entirety by reference to the financial statements and notes thereto included in our most recent Annual Report on Form 20-F and the other financial information incorporated by reference into this prospectus supplement.

	June 30, 2023		Pro Forma,
(In thousands, except share data)	Actual	Pro Forma	As Adjusted

Cash and cash equivalents and short-term deposits	17,202	17,853	22,339

Shareholders’ equity:
Ordinary shares	-	-
Share premium	132,245	132,896	135,128
Receipts on account of warrants	28,017	28,017	28,186
Capital reserves	9,932	9,932	9,932
Accumulated deficit	(127,589)	(127,589)	(127,589)
Total Shareholders’ equity	42,605	43,256	45,658
Non-controlling interest	140	140	140
Total capitalization	42,745	43,396	45,798

DILUTION

If you invest in the ADSs or Pre-funded Warrants, your interest will be diluted immediately to the extent of the difference between the effective offering price per ADS you will pay in this offering and our pro forma as adjusted net tangible book value per ADS after giving effect to this offering.

Our net tangible book value as of June 30, 2023 was approximately $14,701,000, or approximately $0.687 per ADS. Net tangible book value represents the amount of our total tangible assets minus total liabilities, net of leases presented as right-of-use assets and lease liabilities.

Our pro forma net tangible book value as of June 30, 2023, after giving effect to the Pro Forma Adjustments, would have been approximately $15,352,000, or approximately $0.700 per ADS.

After giving further effect to (i) this offering (which includes the issuance and sale of 2,430,000 ADSs, Pre-funded Warrants to purchase up to an aggregate of 1,917,827 ADSs and Warrants to purchase 4,347,827 ADSs), assuming full exercise of the Pre-funded Warrants to be issued in this offering for cash and after deducting placement agent fees and estimated offering expenses payable by us (assuming no exercise of the Warrants offered in the concurrent private placement), (ii) the Warrant Amendment reducing the exercise price of the June 2020 Warrants and the June 2018 Warrants to $1.25 per ADS, to become effective upon the closing of this offering, and (iii) the Anti-Dilution Share Issuance, our pro forma, as adjusted net tangible book value as of June 30, 2023, would have been approximately $16,174,000, or $0.598 per ADS. This represents an immediate decrease net tangible book value of $0.101 per ADS to our existing shareholders and an immediate dilution of approximately $0.552 per ADS to purchasers of securities in this offering, as illustrated by the following table:

Offering price per ADS		$1.15
Net tangible book value per ADS as of June 30, 2023	$0.687
Increase in net tangible book value per ADS attributable to the Pro Forma Adjustments	$0.013
Pro forma net tangible book value per ADS as of June 30, 2023	$0.700
Decrease in pro forma net tangible book value per ADS attributable to this offering, the Warrant Amendment and the Anti-Dilution Share Issuance	$(0.101)
Pro forma as adjusted net tangible book value per ADS as of June 30, 2023 after giving effect to this offering the Warrant Amendment and the Anti-Dilution Share Issuance		$0.598
Dilution in pro forma as adjusted net tangible book value per ADS to the investor purchasing ADSs in this offering		$0.552

The above discussion and the table are based on 214,103,384 Ordinary Shares outstanding as of June 30, 2023 (not including one ordinary share held in treasury; such number of Ordinary Shares would be represented by 21,410,338 ADSs) and excludes:

●	27,559,943 ordinary shares issuable at a weighted average exercise price of NIS 2.131 (approximately USD 0.534) per share issuable to holders of our options or RSUs issued, as applicable, under our 2016 Equity Incentive Plan (such number of ordinary shares would be represented by 2,755,994 ADSs);

●	1,580,000 ordinary shares underlying 158,000 ADSs issuable upon exercise of the warrants issued in connection with our June 2018 private placement of warrants with an exercise price of USD 28.00;

●	2,571,430 ordinary shares underlying 257,143 ADSs issuable upon exercise of the warrants issued in our January 2019 private placement with an exercise price of USD 20.00 per ADS and 240,000 ordinary shares underlying 24,000 ADSs issuable upon exercise of placement agent warrants with an exercise price of USD 21.875 per ADS issued to the placement agent in our January 2019 offering;

●	4,037,805 ordinary shares underlying 403,781 ADSs issuable upon the exercise of warrants issued in connection with the closing of the FameWave Transaction with an exercise price of USD 19.80 per ADS;

●	1,400,000 ordinary shares underlying 140,000 ADSs issuable upon the exercise of the placement agent’s warrants issued in connection with our March 2020 Public Offering with an exercise price of USD 3.75 per ADS;

●	1,400,000 ordinary shares underlying 140,000 ADSs issuable upon the exercise of the placement agent’s warrants issued in connection with our April 2020 Registered Warrant Exercise Transaction with an exercise price of USD 4.0625 per ADS;

●	7,933,334 ordinary shares underlying 793,333 ADSs issuable upon the exercise of warrants issued to investors in the private placement concurrent with the May 2020 Offering with an exercise price of USD 4.00 per ADS;

●	1,750,000 additional ordinary shares underlying 175,000 ADSs issuable upon the exercise of the placement agent’s warrants with an exercise price of USD 5.00 per ADS issued to the placement agent as compensation in connection with the May 2020 Offering;

●	19,144,446 ordinary shares underlying 1,914,444 ADSs issuable upon the exercise of warrants issued to investors in the June 2020 registered direct offering with an exercise price of USD 9.00 per ADS;

●	1,944,445 additional ordinary shares underlying 194,443 ADSs issuable upon the exercise of the placement agent’s warrants with an exercise price of USD 11.25 per ADS issued to the placement agent as compensation in connection with our June 2020 Offering; and

●	Potential shares that may be issued in the event that until February 15, 2024, we enter into an agreement or makes a filing pursuant to which we issue ADSs or other equity securities in a financing transaction (other than (i) under the Sales Agreement for an accumulated amount of up to $2,000,000 worth of ADSs sold during any 90 days period, or (ii) a non-cash transaction or a strategic transaction such as strategic joint venture, pre-clinical or clinical collaboration), at a price per ADS lower than USD 1.58 (such new price, the “New PPS”), and if at such time a selling shareholder of Immunorizon still holds any ADSs issued to it under the Share Purchase Agreement, we shall issue such shareholder additional ADSs equal to: (i) (A) the number of such ADSs held by such shareholder at such time, multiplied by (B) USD 1.58 divided by (C) the New PPS, minus (ii) the number of such ADSs held by such shareholder at such time. Such protection shall only be provided once. We expect to issue up to 735,000 ADSs in connection with this offering calculating the New PPS from this offering at $1.15.

The pro forma and pro forma as adjusted information discussed above is illustrative only. To the extent that outstanding exercisable options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that we raise additional capital by issuing equity or convertible debt securities, your ownership will be further diluted.

DIVIDEND POLICY

We anticipate that, for the foreseeable future, we will retain any future earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends for at least the next several years. We did not declare dividends during the three most recent fiscal years.

The distribution of dividends may also be limited by the Israeli Companies Law, 1999 (the “Companies Law”) which, unless otherwise approved by a court under limited circumstances set forth under applicable law, permits the distribution of dividends only out of retained earnings or earnings derived over the two most recent fiscal years, according to our then last reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings) provided that the date of the financial statements is not more than six months prior to the date of distribution, whichever is higher, and only if there is no reasonable concern that the dividend distribution will prevent us from meeting our existing and foreseeable obligations as they become due. In the event that we do not have retained earnings or earnings generated over the two most recent years legally available for distribution, we must seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due. Payment of dividends by our Israeli subsidiaries to us with respect to such subsidiary’s equity securities is subject to the same limitations according to the Companies Law. Our amended and restated articles of association provide that dividends will be paid at the discretion of, and upon resolution by, our board of directors, subject to limitations according to applicable law.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 2,430,000 ADSs and Pre-funded Warrants to purchase up to 1,917,827 ADSs. The following description of the ADSs and Pre-funded Warrants summarizes the material terms and provisions thereof, including the material terms of the ADSs and Pre-funded Warrants we are offering under this prospectus supplement and the accompanying prospectus. This prospectus supplement also relates to the offering of ADSs issuable upon exercise, if any, of the Pre-funded Warrants issued in this offering.

Authorized Share Capital. Our authorized share capital is 1,000,000,000 ordinary shares, with no par value, and 50,000,000 non-voting senior preferred shares, with no par value, divided into 5 classes of 10,000,000 preferred shares in each class, and as of October 17, 2023, we had 220,288,826 Ordinary Shares outstanding (which would be represented by 22,028,883 ADSs) and no preferred shares outstanding.

American Depositary Shares

The material terms and provisions of the ADSs and other outstanding securities convertible into or exercisable for ADSs are described in the accompanying prospectus and Exhibit 2.1, Description of Share Capital, to our annual report on Form 20-F for the year ended December 31, 2022, which are incorporated by reference into this prospectus supplement.

Pre-funded Warrants

The term “pre-funded” refers to the fact that the purchase price of ADSs in this offering includes almost the entire exercise price that will be paid under the Pre-funded Warrants, except for a nominal remaining exercise price of $0.001. The following summary of certain terms and provisions of the Pre-funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-funded Warrants, the form of which is or shall be filed as an exhibit to a Report on Form 6-K which shall be incorporated by reference into the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-funded Warrants for a complete description of the terms and conditions of the Pre-funded Warrants.

The purpose of the Pre-funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding Ordinary Shares following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-funded Warrants in lieu of ADSs which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-funded Warrants at such nominal price at a later date.

Duration and Exercise Price

Each Pre-funded Warrant offered hereby has an initial exercise price per ADS equal to $0.001. Pre-funded Warrants are immediately exercisable and may be exercised at any time until the Pre-funded Warrants are exercised in full. The exercise price and number of ADSs issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting the Ordinary Shares and the exercise price.

Exercisability

The Pre-funded Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the Pre-funded Warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the Pre-funded Warrants at closing to have their Pre-funded Warrants exercised immediately upon issuance and receive ADSs underlying the Pre-funded Warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the Pre-funded Warrants to the extent that the holder would own more than 4.99% of the outstanding Ordinary Shares (or, at the election of the purchaser, 9.99%), except that upon at least 61 days’ prior notice from the holder to us, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding shares after exercising the holder’s Pre-funded Warrants up to 9.99% of our outstanding Ordinary Shares. No fractional ADSs will be issued in connection with the exercise of a Pre-funded Warrant. In lieu of fractional shares, we may, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the Pre-funded Warrant or round up to the next whole ADS.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ADSs determined according to a formula set forth in the Pre-funded Warrants.

Transferability

Subject to applicable laws, a Pre-funded Warrant may be transferred at the option of the holder upon surrender of the Pre-funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing

There is no trading market available for the Pre-funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-funded Warrants on any securities exchange or nationally recognized trading system, nor do we have any obligation to do so.

Right as a Shareholder

Except as otherwise provided in the Pre-funded Warrants or by virtue of such holder’s ownership of the ADSs or Ordinary Shares, the holders of the Pre-funded Warrants do not have the rights or privileges of holders of the ADSs or Ordinary Shares, including any voting rights, until they exercise their Pre-funded Warrants.

Fundamental Transaction

If, at any time while the Pre-funded Warrants are outstanding, (1) we, directly or indirectly, consolidate or merge with or into another person, (2) we, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any direct or indirect purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of the Ordinary Shares and/or ADSs are permitted to sell, tender or exchange their Ordinary Shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding Ordinary Shares and/or ADSs or 50% or more of the voting power of our common equity, (4) we, directly or indirectly, effect any reclassification, reorganization or recapitalization of the Ordinary Shares and/or ADSs or any compulsory share exchange pursuant to which the Ordinary Shares and/or ADSs are converted into or exchanged for other securities, cash or property, or (5) we, directly or indirectly, consummate a stock or share purchase agreement or other business combination with another person whereby such other person acquires 50% or more of our outstanding Ordinary Shares and/or ADSs or 50% or more of the voting power of our common equity, each, a “Fundamental Transaction”, then upon any subsequent exercise of the Pre-funded Warrants, a holder thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of ADSs then issuable upon exercise of the Pre-funded Warrant, and any additional consideration payable as part of the Fundamental Transaction.

CONCURRENT PRIVATE PLACEMENT OF WARRANTS

Concurrently with the closing of the sale of ADSs in this offering, we also expect to issue and sell Warrants to purchase an aggregate of up to 4,347,827 ADSs. The following summary of certain terms and provisions of the Warrants offered in our concurrent private placement is not complete and is subject to, and qualified in its entirety by the provisions of the warrant and the form of which will be filed with the SEC by us as an exhibit to a Report on Form 6-K in connection with this offering.

Exercisability. Each Warrant shall be immediately exercisable on the issuance date and have a term of exercise equal to five and a half (5.5) years from the date on which first exercisable. The Warrants will be exercisable, at the option of the holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise, together with applicable charges and taxes. Subject to limited exceptions, the holder of the Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of our Ordinary Shares outstanding immediately after giving effect to such exercise. If at any time after the issuance date, a registration statement registering the issuance of the ADSs underlying the Warrants under the Securities Act is not then effective or available, the holder may exercise the warrant through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of ADSs determined according to the formula set forth in the warrant. No fractional ADSs are to be issued upon the exercise of the Warrants. If any fractional share of an ADS would be deliverable upon the exercise of the Warrants, we, in lieu of delivering such fractional ADS, may elect to either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by then current exercise price or round up to the next whole ADS.

Transfer. Such securities will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the investor may exercise those Warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

Exercise Price. The initial exercise price per ADS purchasable upon exercise of the Warrants is equal to $1.25 per full ADS (which may be adjusted as set forth below). In addition to the exercise price per ADS, other applicable charges and taxes are due and payable upon exercise.

Adjustment Provisions. The exercise price and the number of ADSs issuable upon exercise are subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, rights offerings, share subdivisions and combinations, reclassifications or similar events affecting our ADSs.

Exchange Listing. There is no established public trading market for the Warrants, and we do not intend to apply to list the Warrants on any securities exchange or automated quotation system.

Fundamental Transaction. If, at any time while the Warrants are outstanding, (1) we, directly or indirectly, consolidate or merge with or into another person, (2) we, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any direct or indirect purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our Ordinary Shares and/or ADSs are permitted to sell, tender or exchange their Ordinary Shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of Ordinary Shares and/or ADSs or 50% or more of the voting power of our common equity, (4) we, directly or indirectly, effect any reclassification, reorganization or recapitalization of our Ordinary Shares and/or ADSs or any compulsory share exchange pursuant to which our Ordinary Shares and/or ADSs are converted into or exchanged for other securities, cash or property, or (5) we, directly or indirectly, consummate a stock or share purchase agreement or other business combination with another person whereby such other person acquires 50% or more of our outstanding Ordinary Shares and/or ADSs or 50% or more of the voting power of our common equity, each, a “Fundamental Transaction”, then upon any subsequent exercise of the Warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Ordinary Shares or ADSs then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the holder will have the right to require us or a successor entity to repurchase its Warrants at the Black Scholes value; provided, however, that if the Fundamental Transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of its Warrants, that is being offered and paid to the holders of our Ordinary Shares and/or ADSs in connection with the Fundamental Transaction.

Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of ADSs or Ordinary Shares, the holder of Warrants does not have rights or privileges of a holder of ADSs or Ordinary Shares, including any voting rights or dividends, until the holder exercises the Warrants.

MATERIAL TAX CONSIDERATIONS

Taxation

Israeli Tax Considerations

General

The following is a summary of the material tax consequences under Israeli law concerning the purchase, ownership and disposition of our ordinary shares and the ADSs representing such ordinary shares.

This discussion does not purport to constitute a complete analysis of all potential tax consequences applicable to investors upon purchasing, owning or disposing of our ordinary shares and ADSs representing such ordinary shares. In particular, this discussion does not take into account the specific circumstances of any particular investor (such as tax-exempt entities, financial institutions, certain financial companies, broker-dealers, investors that own, directly or indirectly, 10% or more of our outstanding voting rights, all of whom are subject to special tax regimes not covered under this discussion). To the extent that issues discussed herein are based on legislation, which has yet to be subject to judicial or administrative interpretation, there can be no assurance that the views expressed herein will accord with any such judicial or administrative interpretation in the future, which could affect the tax consequences described below.

Potential investors are urged to consult their own tax advisors as to the Israeli or other tax consequences of the purchase, ownership and disposition of our ordinary shares or the ADSs being offered hereby, including, in particular, the effect of any foreign, state or local taxes. Where the following discussion refers only to the sale of our ordinary shares or to holders thereof, the discussion should be read as also applying to the ADSs and holders thereof.

General Corporate Tax Structure in Israel

Generally, the Israeli corporate tax rate applicable to Israeli resident companies is 23% in 2018 and thereafter.

Taxation of our Shareholders

Capital Gains

Capital gains tax is imposed on the disposition of capital assets by an Israeli resident for tax purposes and on the disposition of such assets by a non-Israeli resident for tax purposes if those assets are (i) located in Israel; (ii) shares or a right to a share in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel, unless an exemption is available or unless an applicable double tax treaty between Israel and the shareholder’s country of residence provides otherwise. The Israeli Income Tax Ordinance distinguishes between “Real Capital Gain” and the “Inflationary Surplus.” Real Capital Gain is the excess of the total capital gain over Inflationary Surplus. Inflationary Surplus is a portion of the total capital gain which is equivalent to the increase in the relevant asset’s cost base that is attributable to the increase in the Israeli Consumer Price Index or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of disposition. Inflationary Surplus is currently not subject to tax in Israel.

Real Capital Gain accrued by individuals on the sale of our ordinary shares or the ADSs representing our ordinary shares will be taxed at the rate of 25% (generally, in the case of a share purchase before 2012, a linear calculation for the taxable income using 20% before 2012 and 25% after 2012, will be applied). However, if the individual shareholder is a “Controlling Shareholder” (i.e., a person who holds, directly or indirectly, alone or together with another, 10% or more of one of the Israeli resident company’s means of control, which includes, among other things, the right to receive profits of the company, voting rights, the rights to receive proceeds upon the company’s liquidation and the right to appoint a director) at the time of sale or at any time during the preceding 12-month period, such gain will be taxed at the rate of 30%. Furthermore, where an individual claimed real interest expenses and linkage differentials on securities, the capital gain on the sale of the securities will be taxed at a rate of 30%. Real Capital Gain derived by corporations is generally subject to the corporate tax rate (23% in 2018 and thereafter).

Corporate and individual shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income which is 23% for corporations in 2018 and thereafter, and a marginal tax rate of up to 47% in 2023 for individuals, not including excess tax for individuals (as described below).

Notwithstanding the foregoing, capital gains generated from the sale of our ordinary shares or the ADSs by a non-Israeli shareholder may be exempt from Israeli taxation under the Israeli Income Tax Ordinance provided that the following cumulative conditions are met: (i) the ordinary shares or ADSs were purchased upon or after the registration of the ordinary shares or ADSs on the stock exchange and (this condition will not apply to shares purchased on or after January 1, 2009) and (ii) the seller does not have a permanent establishment in Israel to which the generated capital gain is attributed. However, non-Israeli resident corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a 25% or more interest in such non-Israeli corporation, or (ii) are the beneficiaries of, or are entitled to, 25% or more of the income or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption would not be available to a person whose capital gains from selling or otherwise disposing of the ordinary shares or ADSs are deemed to be business income.

In addition, the sale of the ordinary shares or ADSs may be exempt from Israeli capital gain tax under the provisions of an applicable tax treaty. For example, the Convention between the Government of the U.S. and the Government of the State of Israel with respect to Taxes on Income (the “U.S.-Israel Double Tax Treaty”) exempts a U.S. resident (for purposes of the treaty) from Israeli capital gains tax in connection with the sale, exchange or disposition of our ordinary shares or ADSs, provided that: (i) the U.S. resident owned, directly or indirectly, less than 10% of the voting power of the Israeli resident company at any time within the 12 month period preceding such sale; (ii) the U.S. resident, being an individual, is present in Israel for a period or periods of less than 183 days during the taxable year; and (iii) the capital gain from the sale was not derived through a permanent establishment of the U.S. resident in Israel; (iv) the capital gain arising from such sale, exchange or disposition is not attributed to real estate located in Israel, and (v) the capital gain arising from such sale, exchange or disposition is not attributed to royalties; however, under the U.S-Israel Double Tax Treaty, the taxpayer may be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits. The U.S-Israel Double Tax Treaty does not relate to U.S. state or local taxes. In order to enjoy such benefits provided under a tax treaty a shareholder must present a valid withholding certificate issued by the Israel Tax Authority (“ITA”) prior to the payment.

Payers of consideration for the ordinary shares or ADSs, including the purchaser, the Israeli stockbroker or the financial institution through which the ordinary shares or ADSs are held, are obligated, subject to certain exemptions, to withhold tax upon the sale of ordinary shares or ADSs. The withholding tax is at the following rates: (i) if the seller is an individual, 25%, (ii) if the seller is an individual who is a Controlling Shareholder, as defined above, at the time of sale or at any time during the preceding 12-month period, 30%; and (iii) if the seller is a corporation, the Israeli corporate tax rate (currently 23%). These rates may be reduced or eliminated pursuant to the terms of an applicable tax treaty, subject to the receipt in advance of a valid withholding exemption certificate issued by the ITA prior to the applicable payment.

Upon the sale of securities traded on a stock exchange, a detailed return, including a computation of the tax due, generally needs to be filed and an advanced payment must be paid to the ITA on January 31 and July 31 of every calendar year in respect of sales of traded securities made within the previous six months (or within 30 days of the sale if the seller is not otherwise required to file a tax return in Israel). However, if all tax due was withheld at source according to applicable provisions of the Israeli Income Tax Ordinance and regulations promulgated thereunder, such return need not be filed, and no advance payment must be paid. Capital gain is also reportable on the annual income tax return.

Dividends

Dividends distributed by a company from income, which is not attributed to a Preferred Enterprise (as defined in the Israel’s Encouragement of Capital Investment Law (1959)), to a shareholder who is an Israeli resident individual will generally be subject to income tax at a rate of 25%. However, a 30% tax rate will generally apply if the dividend recipient is a Controlling Shareholder, as defined above, at the time of distribution or at any time during the preceding 12-month period. If the recipient of the dividend is an Israeli resident corporation, such dividend will generally not be subject to tax, provided that the income from which such dividend is distributed, was derived or accrued within Israel.

Dividends distributed by an Israeli resident company from income, which is not attributed to an Approved Enterprise, Benefited Enterprise (as such terms are defined in the Israel’s Encouragement of Capital Investment Law (1959)), or Preferred Enterprise, to a non-Israeli resident (either an individual or a corporation) is generally subject to Israeli withholding tax on the receipt of such dividends at the rate of 25% (30% if the dividend recipient is a Controlling Shareholder (as defined above) at the time of distribution or at any time during the preceding 12-month period). To the extent the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not) the withholding tax will be at a rate of 25%. Dividends distributed by an Israeli resident company from income attributed to a Preferred Enterprise (including a Special Preferred Enterprise, Preferred Technological Enterprise or Special Preferred Technological Enterprise (as defined in the Israel’s Encouragement of Capital Investment Law (1959))), will generally be subject to withholding tax in Israel at the following rates: Israeli resident individuals — 20%; Israeli resident companies — 0%; non-Israeli resident, 20% or such lower rate as may be provided in an applicable tax treaty, in each case, subject to the receipt in advance of a valid tax certificate from the ITA allowing for such tax rate)).

These rates may be reduced under the provisions of an applicable tax treaty (subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate). For example, under the U.S.-Israel Double Tax Treaty, and subject to the eligibility to the benefits under such treaty, the following tax rates will apply in respect of dividends distributed by an Israeli resident company to a U.S. resident: (i) if the U.S. resident is a corporation which holds during that portion of the taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year (if any), at least 10% of the outstanding voting shares of the Israeli resident paying corporation and not more than 25% of the gross income of the Israeli resident paying corporation for such prior taxable year (if any) consists of certain types of interest or dividends – the tax rate is 12.5%; (ii) if both the conditions mentioned in clause (i) above are met and the dividend is paid from an Israeli resident company’s income which was entitled to a reduced tax rate applicable to an Approved Enterprise (under The Law for the Encouragement of Capital Investments, 1959), the tax rate is 15% (but only if a certificate for a reduced withholding tax rate from the ITA is provided in advance); and (iii) in all other cases, the tax rate is 25%. The aforementioned rates under the U.S.-Israel Double Tax Treaty will not apply if the dividend income is attributed to a permanent establishment of the U.S. resident in Israel.

Excess Tax

Individual holders who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) and who have taxable income that exceeds a certain threshold in a tax year (NIS 698,280 for 2022 and NIS 698,280 for 2023, linked to the Israeli Consumer Price Index), will be subject to an additional tax at the rate of 3% on his or her taxable income for such tax year that is in excess of such amount. For this purpose, taxable income includes taxable capital gains from the sale of securities and taxable income from interest and dividends, subject to the provisions of an applicable double tax treaty.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

U.S. Federal Income Tax Considerations

The following is a description of the material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of the ADSs and Pre-funded Warrants by a “U.S. Holder,” as defined below. This description addresses only the U.S. federal income tax consequences to holders that are initial purchasers of the ADSs and Pre-funded Warrants pursuant to this offering and that will hold such ADSs and Pre-funded Warrants as capital assets, and does not address any U.S. tax consequences to “Non-U.S. Holders,” as defined below. This description does not address tax considerations applicable to holders that may be subject to special tax rules, including, without limitation:

●	banks, financial institutions or insurance companies;

●	real estate investment trusts, regulated investment companies or grantor trusts;

●	dealers or traders in securities, commodities or currencies;

●	tax exempt entities or organizations;

●	certain former citizens or residents of the United States;

●	persons that received ADSs and Pre-funded Warrants as compensation for the performance of services;

●	persons that will hold ADSs and Pre-funded Warrants as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

●	partnerships (including entities classified as partnerships for U.S. federal income tax purposes) or other pass- through entities, or holders that will hold ADSs and Pre-funded Warrants through such an entity;

●	U. S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; or

●	holders that own directly, indirectly or through attribution 10% or more of the voting power or value of our shares.

Moreover, this description does not address the U.S. federal estate, gift, or alternative minimum tax consequences, or any U.S. state, local or non-U.S. tax consequences of the acquisition, ownership and disposition of the ADSs and Pre-funded Warrants.

This description is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, in each case as in effect and available on the date hereof. All the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below. There can be no assurances that the U.S. Internal Revenue Service, or IRS, will not take a different position concerning the tax consequences of the acquisition, ownership and disposition of the ADSs and Pre-funded Warrants or that such a position would not be sustained. Holders should consult their own tax advisers concerning the U.S. federal, state, local and foreign tax consequences of acquiring, owning and disposing of the ADSs and Pre-funded Warrants in their particular circumstances.

For purposes of this description, the term “U.S. Holder” means a beneficial owner of the ADSs and Pre-funded Warrants that, for U.S. federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has elected to be treated as a domestic trust for U.S. federal income tax purposes.

A “Non-U.S. Holder” is a beneficial owner of the ADSs and Pre-funded Warrants that is neither a U.S. Holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) (together with U.S. Holders, the “Holders”).

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds ADSs and Pre-funded Warrants, the U.S. federal income tax consequences relating to an investment in the ADSs and Pre-funded Warrants will depend in part upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor regarding the U.S. federal income tax consequences of acquiring, owning and disposing of the ADSs and Pre-funded Warrants in its particular circumstances.

Persons considering an investment in the ADSs and Pre-funded Warrants should consult their own tax advisors as to the particular tax consequences applicable to them relating to the acquisition, ownership and disposition of the ADSs and Pre-funded Warrants, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Tax Treatment of Pre-funded Warrants

Although the law is not completely settled in the area, Pre-funded Warrants will likely be treated as ADSs for U.S. federal income tax purposes. Any person that receives Pre-funded Warrants in this offering should consult their own tax advisor regarding the application of the U.S. federal income tax laws to their particular situation. The remainder of this summary assumes that the Pre-funded Warrants will be treated as ADSs for U.S. federal income tax purposes. Subsequent references in this to ADSs will also include reference to Pre-funded Warrants, as applicable or unless otherwise noted.

Allocation of Purchase Price

Each purchaser of our ADSs must allocate its purchase price for such ADSs between the ADSs and Pre-funded Warrants received based on the respective relative fair market values of each at the time of issuance. This allocation of the purchase price will establish the holder’s initial tax basis for U.S. federal income tax purposes for each ADS and Pre-funded Warrant. This position is not free from doubt, and a Holder’s allocation of the purchase price among our ADSs and Pre-funded Warrants is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a holder’s allocation. Each Holder should consult its own tax advisor regarding the allocation of the purchase price among the ADSs and Pre-funded Warrants.

Exchange of ADSs for ordinary shares

In general, if you hold ADSs, you will be treated as the holder of the underlying ordinary shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, gain or loss generally will not be recognized if you exchange ADSs for the underlying ordinary shares represented by those ADSs. In addition, you will receive a basis in your ordinary shares equal to the basis of your ADSs exchanged for such shares.

Taxation of Dividends and Other Distributions on the ADSs

Subject to the discussion below under “Passive Foreign Investment Company Consequences,” if you are a U.S. Holder, the gross amount of any distribution made to you with respect to your ADSs before reduction for any Israeli taxes withheld therefrom, generally will be includible in your income as dividend income to the extent such distribution is paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Non-corporate U.S. Holders may qualify for the lower rates of taxation with respect to dividends on ADSs applicable to “qualified dividends”, provided that certain conditions are met, including certain holding period requirements and the absence of certain risk reduction transactions. Moreover, such lower rate of taxation will not apply if we are a PFIC for the taxable year in which we pay a dividend or the preceding taxable year. Dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. To the extent that the amount of any distribution by us exceeds our current and accumulated earnings and profits as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of your adjusted tax basis in your ADSs and thereafter as either long-term or short-term capital gain depending upon whether the U.S. Holder has held the ADSs for more than one year.

If you are a U.S. Holder, dividends paid to you with respect to your ADSs will be foreign source income for foreign tax credit purposes. Subject to certain conditions and limitations, Israeli tax withheld on dividends may generally be deducted from your taxable income or credited against your U.S. federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends generally constitute “passive category income.” A foreign tax credit for foreign taxes imposed on distributions may be denied if you do not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and you should consult your tax advisor to determine whether and to what extent you will be entitled to this credit.

The amount of a distribution paid to a U.S. Holder in a foreign currency will be the dollar value of the foreign currency calculated by reference to the spot exchange rate on the day the U.S. Holder receives the distribution, regardless of whether the foreign currency is converted into U.S. dollars at that time. Any foreign currency gain or loss a U.S. Holder realizes on a subsequent conversion of foreign currency into U.S. dollars will be U.S. source ordinary income or loss. If dividends received in foreign currency are converted into U.S. dollars on the day they are received, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend.

Sale, Exchange or Other Disposition of ADSs

Subject to the discussion below under “Passive Foreign Investment Company Consequences,” if you are a U.S. Holder, you generally will recognize gain or loss on the sale, exchange or other disposition of the ADSs equal to the difference between the amount realized on such sale, exchange or other disposition and your adjusted tax basis in the ADSs, and such gain or loss will be capital gain or loss. The adjusted tax basis in an ADS generally will be equal to the cost of such ADS. If you are a non-corporate U.S. Holder, capital gain from the sale, exchange or other disposition of an ADS is generally eligible for a preferential rate of taxation applicable to capital gains, if your holding period determined at the time of such sale, exchange or other disposition for such ADS exceeds one year (i.e., such gain is long-term capital gain). The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes. A foreign tax credit for foreign taxes imposed on capital gains may be denied if you do not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and it is possible that the ability of a U.S. Holder to claim a foreign tax credit for any such Israeli tax will be limited. You should consult your tax advisor to determine whether, and to what extent, you will be entitled to this credit.

Passive Foreign Investment Company Consequences

We will likely be classified as a Passive Foreign Investment Company (PFIC) for the 2023 tax year. If we are classified as a PFIC for 2023 or in any other taxable year, a U.S. Holder would be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

A non-U.S. corporation will be classified as a PFIC for federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of subsidiaries, either:

●	at least 75% of its gross income is “passive income”; or

●	at least 50% of the average quarterly value of its total gross assets (which may be determined in part by the market value of the ADSs, which is subject to change) is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of funds raised in offerings of the ADSs. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income. If we are classified as a PFIC in any year with respect to which a U.S. Holder owns ADSs, we will generally continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns ADSs, regardless of whether we continue to meet the tests described above.

Our PFIC status is based on our income, assets and activities for the entire taxable year and therefore it is not possible to determine with certainty whether we will be characterized as a PFIC for the 2023 taxable year until after the close of the year. In addition, our status as a PFIC may depend on how quickly we utilize the cash proceeds from this offering in our business, which we cannot currently determine with certainty.

If we are a PFIC, and you are a U.S. Holder, then unless you make one of the elections described below, a special tax regime will apply to both (a) any “excess distribution” by us to you (generally, your ratable portion of distributions in any year which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for the ADSs) and (b) any gain realized on the sale or other disposition of the ADSs. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (i) the excess distribution or gain had been realized ratably over your holding period, (ii) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax, at the U.S. Holder’s regular ordinary income rate for the current year and would not be subject to the interest change discussed below), and (iii) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, dividend distributions made to you will not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “Distributions.” Certain elections may be available that would result in an alternative treatment (such as mark-to-market treatment) of the ADSs.

If a U.S. Holder makes the mark-to-market election, then, in lieu of being subject to the tax and interest charge rules discussed above, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the ADSs at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ADSs over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in its ADSs will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election).

The mark-to-market election is available only if we are a PFIC and the ADSs are “regularly traded” on a “qualified exchange.” The ADSs will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter. Nasdaq is a qualified exchange for this purpose. Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the tax and interest charge rules discussed above with respect to such holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes, including stock in any of our subsidiaries that are treated as PFICs. If a U.S. Holder makes a mark-to market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ADSs are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election.

If we are determined to be a PFIC, the general tax treatment for U.S. Holders described in this section would apply to indirect distributions and gains deemed to be realized by U.S. Holders in respect of any of our subsidiaries that also may be determined to be PFICs.

If we are a PFIC and a U.S. Holder makes a Qualified Electing Fund Election under Section 1295 of the Code (“QEF Election”) for the first tax year in which its holding period of its ADSs begins, such U.S. Holder generally will not be subject to the PFIC rules discussed above with respect to its ADSs. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) the net capital gain of the Company, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the ordinary earnings of the Company, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital gain, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, a U.S. Holder that makes a QEF Election may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a QEF Election generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits” of the Company that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the ADSs to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of ADSs.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as timely if it is made for the first year in the U.S. Holder’s holding period for the ADSs in which the Company was a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.

A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC in a subsequent tax year, the QEF Election will be effective, and the U.S. Holder will be subject to the QEF rules described above during a subsequent tax year in which the Company qualifies as a PFIC.

U.S. Holders should be aware that, for each tax year that the Company is a PFIC, the Company can provide no assurances that it will satisfy the record-keeping requirements or make available to U.S. Holders a PFIC Annual Information Statement or any other information such U.S. Holders require to make a QEF Election with respect to the Company or any subsidiary that also is classified as a PFIC.

For any taxable year that we determine that we are a PFIC, we may (i) provide notice of our status as a PFIC as soon as practicable following such taxable year; and (ii) comply with all reporting requirements necessary for U.S. Holders to make QEF elections, including providing to shareholders upon request the information necessary for such an election.

U.S. Holders should consult their tax advisors regarding application of the PFIC rules, including with respect to making determinations whether any of the QEF elections would be available if we do not provide the information necessary for U.S. Holders to make QEF elections and if so, what the consequences of the alternative treatments would be in their particular circumstances.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may apply to a portion of their “excess distribution” income arising from distributions made on ADSs, or from the disposition of ADSs. Each U.S. Holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the ADSs.

Certain Reporting Requirements with Respect to Payments of Offer Price

U.S. Holders paying more than USD 100,000 for ADSs generally will be required to file IRS Form 926 reporting the payment of the Offer Price for ADSs to us. Substantial penalties may be imposed upon a U.S. Holder that fails to comply. Each U.S. Holder should consult its own tax advisor as to the possible obligation to file IRS Form 926.

Backup Withholding Tax and Information Reporting Requirements

U.S. backup withholding tax and information reporting requirements may apply to certain payments to certain holders of ADSs Information reporting generally will apply to payments of dividends on the ADSs, and to proceeds from the sale or redemption of ADSs made within the United States, or by a U.S. payer or U.S. middleman, to a holder of ADSs, other than an exempt recipient (including a payee that is not a U.S. person that provides an appropriate certification and certain other persons). A payer may be required to withhold backup withholding tax from any payments of dividends on the ADSs, or the proceeds from the sale or redemption of ADSs within the United States, or by a U.S. payer or U.S. middleman, to a holder, other than an exempt recipient, if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. Any amounts withheld under the backup withholding rules will be allowed as a credit against the beneficial owner’s U.S. federal income tax liability, if any, and any excess amounts withheld under the backup withholding rules may be refunded, provided that the required information is timely furnished to the IRS.

Foreign Asset Reporting

Certain U.S. Holders who are individuals are required to report information relating to an interest in the ADSs, subject to certain exceptions (including an exception for shares held in accounts maintained by financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of ADSs.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ADSs IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement, we have engaged Wainwright to act as our exclusive placement agent in connection with this offering of our securities pursuant to this prospectus supplement. The Placement Agent has agreed to use reasonable best efforts to arrange for the sale of the securities pursuant to this prospectus supplement. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The engagement agreement does not give rise to any commitment by the Placement Agent to purchase any of our securities and the Placement Agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. The Placement Agent will have no authority to bind us by virtue of the engagement agreement and the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

We have entered into the Securities Purchase Agreement directly with an institutional investor, who will purchase our securities in this offering, providing such investor with certain representations, warranties and covenants from us.

We expect to deliver the ADSs and Pre-funded Warrants being offered pursuant to this prospectus supplement on or about October 19, 2023, subject to satisfaction of certain customary closing conditions.

The Placement Agent may distribute this prospectus supplement electronically.

Fees and Expenses

We have agreed to pay the Placement Agent a cash fee of 7% of the aggregate gross proceeds raised in the offering. The following table shows the per ADS and per Pre-funded Warrant and total placement agent fees payable to the Placement Agent by us in connection with this offering.

	Per ADS	Per Pre- funded Warrant	Total
Offering price	$1.1500	$1.1490	$4,998,083.22
Placement agent fees(1)	$0.0805	$0.0805	$350,000.07
Proceeds to us, before expenses	$1.0695	$1.0685	$4,648,083.15

In addition, we will pay the Placement Agent a management fee equal to 1.0% of the aggregate gross proceeds of this offering. We will also pay the Placement Agent $60,000 for non-accountable expenses and $15,950 for clearing expenses. We estimate the total offering expenses of this offering payable by us, excluding the placement agent fees and expenses, will be approximately $100,000.

Placement Agent Warrants

In addition, we have agreed to issue to the Placement Agent or its designees, the Placement Agent Warrants to purchase up to 304,348 ADSs (equal to 7.0% of the ADSs issued in this offering, including the ADSs issuable upon the exercise of the Pre-funded Warrants). The Placement Agent Warrants have an exercise price of $1.4375 per ADS (equal to 125% of the offering price per ADS) and a term of five years from the commencement of sales in this offering. Except as provided above, the Placement Agent Warrants will have substantially the same terms as the Warrants issued to the investor in the concurrent private placement. The summary of certain terms and provisions of the Placement Agent Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the form of which will be filed as an exhibit to a Report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Right of First Refusal

We have granted the Placement Agent, subject to certain exceptions, a right of first refusal for a period of ten (10) months following the consummation of this offering to act as our sole book-running manager, sole underwriter or sole placement agent for any further capital raising transactions undertaken by us or any of our subsidiaries.

Tail

We have also agreed to pay the Placement Agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by the Placement Agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following expiration or termination of our engagement of the Placement Agent.

Other Relationships

The Placement Agent and its respective affiliates have engaged in, and may in the future engage in, investment banking, advisory and other commercial dealings in the ordinary course of business with us or our affiliates for which they have received and may continue to receive customary fees and commissions. The Placement Agent acted as the placement agent in connection with several offerings of our securities in the past three years, and it received compensation for each such offering. However, except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any further services.

Determination of Offering Price

The actual offering price of the ADSs and Pre-funded Warrants we are offering was negotiated between us, the Placement Agent and prospective investors, based on the trading of the ADSs prior to the offering, among other things, and may be at a discount to the current market price. The ADSs and Pre-funded Warrants offered hereby will be sold at a fixed price until the completion of the offering.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by the Placement Agent and any profit realized on the resale of the securities sold by the Placement Agent while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities; and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities, including liabilities under the Securities Act, relating to or arising out of the Placement Agent’s activities under the engagement agreement and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Listing

The ADSs are listed on Nasdaq under the symbol “PPBT” and our ordinary shares are listed on the TASE under the symbol “PPBT”.

LEGAL MATTERS

Certain matters concerning this offering will be passed upon for us by Haynes and Boone, LLP, New York, New York. The validity of the securities being offered by this prospectus will be passed upon for us by FISCHER (FBC & Co.), Office of Tel Aviv, Israel.

EXPERTS

The consolidated financial statements of Purple Biotech Ltd. and its subsidiaries as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

From time to time, we may become party to legal proceedings and claims in the ordinary course of business or otherwise.

Below are the recent material developments in the Company’s legal proceedings:

2015 Motion to Approve a Class Action in Israel

On May 21, 2023, the Tel Aviv District Court (Economic Division) dismissed the lawsuit and motion to approve the lawsuit as a class action lawsuit pursuant to the Class Action Lawsuits Law 5766-2006 (the “2015 Motion”), which was filed against us and our directors on December 3, 2015, and ordered the plaintiffs to pay the Company NIS 43,000 in legal expenses.

Subsequently, as result of the dismissal of the 2015 Motion, as described above, the separate, independent lawsuit filed against us in the Haifa Magistrates Court in May 2018 by a shareholder seeking damages identical to the asserted claims for damages in the 2015 Motion, was also dismissed.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to the offering of our securities offered hereby. This prospectus supplement does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus supplement that is included in the registration statement. Statements made in this prospectus supplement concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

We are required to file reports and other information with the SEC under the Exchange Act, and the regulations thereunder applicable to foreign private issuers. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. The SEC maintains an Internet site that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through this web site at http://www.sec.gov. For so long as we are also listed on the TASE, these SEC filings are also generally available to the public on (i) the Israel Securities Authority’s Magna website at www.magna.isa.gov.il, (ii) the Tel Aviv Stock Exchange website at http://www.maya.tase.co.il, and (iii) from commercial document retrieval services.

As a foreign private issuer, we are exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within 120 days after the end of each fiscal year ending December 31, an annual report on Form 20-F containing financial statements which are examined and reported on, with an opinion expressed, by an independent registered public accounting firm. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. In addition, in accordance with the Nasdaq Listing Rules, as a foreign private issuer we are required to submit on a Form 6-K an interim balance sheet and income statement as of the end of the second quarter of each fiscal year. We have also agreed contractually under the Sales Agreement to provide on Form 6-K an interim balance sheet and income statement as of the end of the first and third quarters of each fiscal year.

We maintain a corporate website at www.purple-biotech.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be posted on such website under applicable corporate or securities laws and regulations, including posting any notices of general meetings of our shareholders.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. If U.S. law is applicable, then it must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, and certain exceptions, Israeli courts may enforce a United States judgment in a civil matter which (subject to limited exceptions) is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render such judgement according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was rendered in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

We have irrevocably appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19715 Tel: +1 (302) 738-6680 as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. Any information that we file or furnish later with the SEC and that is deemed incorporated by reference will also be considered to be part of this prospectus supplement and will automatically update and supersede the information in this prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below, and any future Annual Reports on Form 20-F that we file with the SEC and certain Reports on Form 6-K that we furnish to the SEC (but only to that extent that such Form 6-K states that it is incorporated by reference herein), in each case, between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated:

●	The description of our ordinary shares, no par value per share, and the American Depositary Shares representing the ordinary shares, contained in Exhibit 2.1 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on March 3, 2023, including any amendments or reports filed for the purpose of updating the description;

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on March 3, 2023; and

●	our Reports on Form 6-K furnished to the SEC on March 16, 2023, March 24, 2023, April 19, 2023, April 25, 2023, May 1, 2023, May 16, 2023, May 22, 2023, June 15, 2023 (as amended by Form 6-K/A furnished to the SEC on June 20, 2023), July 11, 2023, August 22, 2023, September 13, 2023, September 21, 2023, October 3, 2023, October 6, 2023, October 13, 2023, and October 17, 2023.

The information relating to us contained in this prospectus supplement does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus supplement, you should rely on the statements made in the most recent document. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference into this prospectus supplement, but which has not been delivered with the prospectus supplement, upon written or oral request to us at the following address:

Purple Biotech Ltd.

4 Oppenheimer Street, Science Park,

Rehovot 7670104, Israel

Tel: +972-3-933-3121; Fax: +972-3-509719

Attention: Chief Financial Officer

PROSPECTUS

USD 200,000,000

American Depositary Shares representing Ordinary Shares,

Ordinary Shares, Preferred Shares,

Warrants, Overallotment Purchase Rights,

Subscription Rights, Units and/or Capital Notes

Purple Biotech Ltd.

We may offer to the public from time to time in one or more series or issuances American Depositary Shares, or ADSs, ordinary shares, preferred shares, warrants, overallotment purchase rights, subscription rights, units and/or capital notes consisting of two or more of these classes or series of securities. Each ADS represents ten (10) of our ordinary shares.

We refer to the ADSs, ordinary shares, preferred shares, warrants, overallotment purchase rights, subscription rights, units and/or capital notes collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off The Nasdaq Capital Market or Tel Aviv Stock Exchange Ltd., or the TASE, as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are currently traded on the TASE under the symbol “PPBT.” The last reported sale price of our ordinary shares on the TASE on May 15, 2023 was NIS 0.679, or USD 0.186, per share (based on the exchange rate reported by the Bank of Israel as of that date, which was NIS 3.648= USD 1).

The ADSs are currently listed on The Nasdaq Capital Market under the symbols “PPBT”. The last reported sale price of the ADSs on The Nasdaq Capital Market on May 15, 2023 was USD 1.81.

On May 17, 2023, the aggregate market value worldwide of our outstanding voting and non-voting common equity held by non-affiliates was approximately USD 42.2 million, based on 206,069,472 ordinary shares outstanding (which would be represented by 20,606,947 of the ADSs) held by non-affiliates and a per ADS price of USD 2.05 based on the closing sale price of the ADS on The Nasdaq Capital Market on April 17, 2023. As of the date hereof, we have sold or offered 679,509 ADSs for a total of USD 1,484,865 pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and nonvoting common equity held by non-affiliates (the “public float”) in any 12-month period so long as our public float remains below USD 75.0 million.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 5, in any applicable prospectus supplement and in the documents that we incorporate by reference for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission, the Israeli Securities Authority, or ISA, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus.

Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of USD 200,000,000. Furthermore, so long as the aggregate market value worldwide of our public float is less than USD 75 million, the aggregate market value of securities sold by us pursuant to this shelf registration statement during the period of 12 calendar months immediately prior to, and including, the sale, shall be no more than one-third of the public float. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.” This shelf registration statement is not being filed by us in connection with any presently contemplated securities offering.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.”

On June 9, 2021, we entered into an Open Market Sale AgreementSM (the “Sales Agreement”), with Jefferies LLC (“Jefferies”), for the sale of ADSs, representing our ordinary shares offered by the prospectus supplement filed on June 9, 2021 and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell ADSs having an aggregate offering price of up to USD 50,000,000 from time to time through Jefferies, acting as our agent. A new prospectus with respect to the Sales Agreement is included in this Registration Statement.

For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Unless the context otherwise indicates or requires, all references to:

●	the terms “Registrant,” “Purple”, “Purple Biotech”, “Company,” “we,” “us,” “our,” “our company” and similar designations refer to Purple Biotech Ltd., together with (i) its former wholly-owned subsidiary, Kitov Pharmaceuticals, (ii) its majority owned subsidiary, TyrNovo, (iii) its wholly owned subsidiary, FameWave, (iv) its wholly owned subsidiary, Immunorizon Ltd., and (v) its wholly owned subsidiary Purple Biotech GmbH, except where otherwise stated or where it is clear that the terms mean only Purple Biotech Ltd. exclusive of any subsidiaries,

●	“TyrNovo” refers to TyrNovo Ltd., the majority owned subsidiary of Purple Biotech,

●	“FameWave” refers to FameWave Ltd., the wholly owned subsidiary of Purple Biotech,

●	“Immunorizon” refers to Immunorizon Ltd., the wholly owned subsidiary of Purple Biotech,

●	the terms “dollar”, “US$” or “USD” refer to U.S. dollars, the lawful currency of the United States of America,

ii

●	the terms “Euro” or “€” refer to the Euro, the lawful currency of the European Union member states,

●	the terms “NIS” refer to the New Israeli Shekel, the lawful currency of the State of Israel,

●	“ordinary shares,” “our shares” and similar expressions refer to the Registrant’s ordinary shares, no par value per share,

●	“ADSs” refer to the Registrant’s American Depositary Shares,

●	“Companies Law” refers to Israel’s Companies Law, 5759-1999, as amended, and

●	“Securities Act” refers to the Securities Act of 1933, as amended,

●	“SEC” refers to the United States Securities and Exchange Commission,

●	“Nasdaq” refers to the Nasdaq Capital Market except where otherwise stated or where it is clear that the terms mean any of the Nasdaq exchanges.

Unless otherwise indicated, all information contained in this prospectus gives retrospective effect to:

●	Effective as January 4, 2019, we effected a consolidation of our share capital at a ratio of 1:20, such that: (i) each 20 ordinary shares of Purple Biotech were consolidated into one ordinary share of Purple Biotech and (ii) each 20 options of Purple Biotech (tradable and non-tradable) exercisable into ordinary shares outstanding immediately prior to the consolidation were consolidated into one option exercisable into one ordinary share of Purple Biotech at an exercise price equal to the pre-consolidation exercise price multiplied by 20.

●	Effective as of August 21, 2020, we effected a change in the ratio of ordinary shares to each ADS, such that the ratio of ADSs to ordinary shares changed from one (1) ADS representing one (1) ordinary share to a new ratio of one (1) ADS representing ten (10) ordinary shares. All ADS numbers in this prospectus are reflected on a post-ratio change basis.

iii

PROSPECTUS SUMMARY

This summary highlights selected information about us and information contained in greater detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus, including the financial statements and “Risk Factors” starting on page 5 of this prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

The Company

We are a clinical-stage company developing first-in-class, effective and durable therapies that harness the power of the tumor microenvironment to overcome tumor immune evasion and drug resistance.

We are focused on oncology and our pipeline includes: (i) CM24, a humanized monoclonal antibody that blocks the interactions of Carcinoembryonic Antigen Related Cell Adhesion Molecule 1 (CEACAM1), an immune checkpoint protein that supports tumor immune evasion and survival through multiple pathways, (ii) NT219, a small molecule that simultaneously targets and inhibits Insulin Receptor Substrate 1 and 2 (IRS1/2) and Signal Transducer and Activator of Transcription (STAT3), two signal transduction pathways involved in the development of cancer drug resistance mechanisms; and (iii) IM1240, a conditionally-activated tri-specific antibody that engages both T cells and NK cells. The third arm of IM1240 specifically targets the Tumor Associated Antigen (TAA) 5T4. In developing these therapeutic candidates, we address not only the tumor itself but also the tumor microenvironment, which we believe may improve patient outcome.

●	We are conducting a randomized, controlled, open label multicenter phase 2 study to investigate CM24 in combination with the anti-PD-1 checkpoint inhibitors nivolumab for the treatment of pancreatic ductal adenocarcinoma (PDAC) when administered in combination with standard of care chemotherapy compared to chemotherapy alone. We have entered into a clinical collaboration agreement with Bristol Myers Squibb to evaluate the combination of CM24 with the PD-1 inhibitor nivolumab and nab-paclitaxel in this study. We expect to release interim data in the second half of 2023 and a topline report on the overall study by the end of 2024;

●	We are conducting a phase 1/2 dose escalation study of NT219 as a single agent in patients with solid tumors, and a dose escalation phase of NT219 in combination with cetuximab for the treatment of recurrent and/or metastatic squamous cell carcinoma of the head and neck cancer or colorectal adenocarcinoma. These studies will be followed by an expansion phase of NT219 at its recommended phase 2 dose level in combination with cetuximab in patients with recurrent and/or metastatic squamous cell carcinoma of the head and neck. We expect to release phase 1 topline results in one of the upcoming medical conferences; and

●	We are conducting preclinical studies with IM1240 and expect to reach IND submission in approximately two years.

In addition, we are seeking the acquisition of additional oncology therapeutic candidates at various stages of development to expand and diversify our portfolio and to leverage our development capabilities.

Corporate Information

We were incorporated under the laws of the State of Israel (under a previous name) on August 12, 1968. Our ordinary shares were originally listed for trading on the TASE in 1978 and the ADSs have been traded on Nasdaq since November 2015. Our ordinary shares are currently traded on the TASE under the symbol “PPBT”, and the ADSs are currently traded on Nasdaq under the symbol “PPBT”. The Company is headquartered at 4 Oppenheimer Street, Science Park, Rehovot 7670104, Israel and our telephone number is +972-3-933-3121. Our website address is www.purple-biotech.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Registration Statement and is not incorporated by reference herein. We have included our website address in this Registration Statement solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC at www.sec.gov.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein may include forward looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In addition, certain sections of this prospectus and the information incorporated by reference herein contain information obtained from independent industry and other sources that we have not independently verified. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Our ability to predict our operating results or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” on page 5 of this prospectus and certain other matters discussed in this prospectus and the information incorporated by reference herein. Such factors and many other factors beyond our control could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	the initiation, timing, progress and results of our research, manufacturing, preclinical studies, clinical trials, and other therapeutic candidate development efforts, including the safety and efficacy of our drug candidates, as well as the extent and number of additional studies that we may be required to conduct;

●	our ability to advance our therapeutic candidates into the next stages of clinical trials, or to successfully complete our planned and ongoing preclinical studies or clinical trials;

●	our receipt of regulatory clarity and approvals for our therapeutic candidates and the timing of other regulatory filings and approvals;

●	our ability to acquire or in-license additional therapeutic candidates, integrate acquired therapeutic candidates successfully into our business and to realize the anticipated benefits of acquisitions, such as our recent Immunorizon acquisition;

●	a delay or rejection of an IND, NDA or BLA for one or more of our therapeutic candidates;

●	our ability to maintain compliance with NASDAQ listing standards;

●	the regulatory environment and changes in the health policies and regimes in the countries in which we operate including the impact of any change in regulation and legislation that could affect the pharmaceutical industry, and the difficulty of predicting actions of the FDA or any other applicable regulator of pharmaceutical products;

●	the research, manufacturing, preclinical and clinical development, commercialization, and market acceptance of our therapeutic candidates;

●	our ability to successfully acquire, develop or commercialize our pharmaceutical products;

●	our ability to establish collaborations for our therapeutic candidates;

●	the interpretation of the properties and characteristics of our therapeutic candidates and of the results obtained with our therapeutic candidates in preclinical studies or clinical trials;

●	the implementation of our business model, strategic plans for our business and therapeutic candidates;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our therapeutic candidates and our ability to operate our business without infringing the intellectual property rights of others;

●	estimates of our expenses, revenues, capital requirements and our needs for additional financing;

●	the impact of competitive companies, technologies on our industry; and

●	the impact of the public health, political and security situation in Israel, the U.S. and other countries in which we may operate or obtain approvals for our products or our business.

SUMMARY OF RISK FACTORS

The following is a summary of some of the principal risks we face. The list below is not exhaustive, and investors should read the “Risk Factors” section included under the caption “Risk Factors” on page 5 of this prospectus, and certain other matters discussed in this prospectus and the information incorporated by reference herein.

●	We are a clinical-stage pharmaceutical company with a history of operating losses. We expect to incur significant additional losses in the future and may never be profitable;

●	Our limited operating history as a pharmaceutical research and development company makes it difficult to evaluate our business and prospects, and we depend on the success of a limited portfolio of drug candidates for our revenue, which could impair our ability to achieve profitability;

●	We will need to raise additional capital to achieve our strategic objectives of developing and commercializing our therapeutic candidates, as well as to develop, acquire and/or in-license additional therapeutic candidates, and our failure to raise sufficient capital would significantly impair our ability to fund our future operations, develop our therapeutic candidates, seek regulatory approval that is a prerequisite to selling any product, attract development or commercial partners, and retain key personnel;

●	Our long-term capital requirements are uncertain and subject to numerous risks;

●	Our clinical trials may fail to demonstrate adequately the safety and efficacy of our therapeutic candidates, which would prevent or delay regulatory approval and commercialization;

●	Our therapeutic candidates may cause undesirable side effects or have other properties that could halt clinical development, prevent regulatory approval, limit commercial potential, or result in significant negative consequences;

●	If we and/or our potential commercialization partners are unable to obtain FDA and/or other foreign regulatory authority approval for our therapeutic candidates, we and/or our potential commercialization partners, will be unable to commercialize our therapeutic candidates;

●	Preclinical studies, CMC, and clinical trials may involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future results. We and/or our potential commercialization partners will not be able to commercialize our therapeutic candidates without developing CMC satisfactory to regulatory authorities, completing preclinical and clinical studies, and then seeking to obtain regulatory approval, if such trials show that our therapeutic candidates are safe and effective;

●	If we do not establish collaborations for our oncology therapeutic candidates or any other therapeutic candidates that we may develop or acquire in the future, or otherwise raise substantial additional capital, we will likely need to alter our development and any commercialization plans;

●	Any collaborative arrangements that we establish may not be successful or we may otherwise not realize the anticipated benefits from these collaborations. We do not control third parties with whom we have or may have collaborative arrangements, and we rely on them to achieve results which may be significant to us. In addition, any future collaboration arrangements may place the development, manufacturing and commercialization of our oncology therapeutic candidates or any other therapeutic candidates that we may develop or acquire in the future, outside our control, and may require us to relinquish important rights or may otherwise be on terms unfavorable to us;

●	Our current business model is based largely upon the development or acquisition and commercialization of new combination products and new therapeutic candidates that may have not yet been administered to humans or have limited history of treatment with humans. Unexpected difficulties or delays in successfully developing, acquiring or commercializing such combination and new drugs could have an adverse effect on our business, financial condition and results of operations;

●	We rely mainly on third parties to conduct our CMC, research and development, preclinical studies and clinical trials, and those third parties may not perform satisfactorily, including, but not limited to, failing to conform with quality standards for our therapeutic candidates, which may endanger our clinical trial participants and/or fail to meet established deadlines for the completion of such studies and trials;

●	If third parties do not manufacture our current therapeutic candidates or any other therapeutic candidate that we may develop or acquire in the future in sufficient quantities in the required timeframe, at the required quality standards and at an acceptable cost, clinical development and commercialization of our therapeutic candidates could be delayed;

●	We rely on third-party contract vendors to manufacture and supply us with APIs to be compliant with the International Conference of Harmonization Q7 guidance and applicable laws and regulations, in the quantities we require on a timely basis;

●	We anticipate continued reliance on third-party manufacturers if we are successful in obtaining marketing approval from the FDA and/or other regulatory agencies for NT219, CM24, IM1240 or any other therapeutic candidates we may develop or acquire in the future;

●	We and our third-party manufacturers are, and will be, subject to regulations of the FDA and other foreign regulatory authorities;

●	Our oncology therapeutic candidates and/or any other therapeutic candidate that we may develop or acquire in the future, if approved, will be subject to ongoing regulatory review. If we fail to comply with continuing U.S. and applicable foreign laws, regulations and guidelines, we could lose the FDA and/or other regulatory agencies’ approval(s) we will obtain (if any), and our business would be seriously harmed;

●	The manufacture of our therapeutic candidates is complex, and we may encounter difficulties in production, particularly with respect to process development or scaling-up of our manufacturing capabilities. If we, or any of our third-party manufacturers, encounter such difficulties, our ability to supply drugs for clinical trials or our products (if approved) for patients on a timely basis could be materially delayed or adversely affected. In addition, this may cause an increase in costs that could result in our inability to maintain a commercially viable cost structure;

●	Because each of CM24, NT219 and IM1240 represents a novel approach to the treatment of disease, there are many uncertainties regarding the development, the production, the market acceptance, third-party reimbursement coverage and the commercial potential of these therapeutic candidates;

●	We may depend on a partner to conduct clinical trials with CM24, NT219, and/or other therapeutic candidates and we may enter into future collaboration agreements with collaboration partners to develop and conduct clinical trials with, obtain regulatory approvals for, and to market and sell our therapeutic candidates. If such collaboration fails to perform as expected, our clinical trials and/or development plans will be delayed, and we will be required to seek other partners, which we may not be able to engage in a timely manner, if at all, and which may delay our development plans and therefore the potential for us to generate future revenue from our therapeutic candidates would be significantly reduced and our business would be significantly harmed;

●	Our shareholders may not realize a benefit from our acquisitions of therapeutic candidates commensurate with the ownership dilution they experienced in connection with the transactions;

●	Third-party claims of intellectual property infringement and other legal challenges may require us to spend substantial time and money and could prevent us from, or delay us in, developing or commercializing our therapeutic candidates. An adverse result in any infringement claims or other legal challenges could have a material adverse effect on our business, results of operations and on our financial condition;

●	Our business and operations may be materially adversely affected in the event of computer system failures or security or breaches due to cyber-attacks or cyber intrusions, including ransomware, phishing attacks and other malicious intrusions;

●	We may be unable to adequately protect or enforce our rights to intellectual property, causing us to lose valuable rights. Loss of any of our intellectual rights may lead us to lose market share and could have an adverse effect on our business, results of operations and financial condition.

RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risk factors in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment.

CAPITALIZATION

The following table sets forth our consolidated unaudited capitalization as of March 31, 2023:

●	on an actual basis; and

●	on a pro forma basis, to give effect to the sale of 69,027 ADSs at an average offering price of USD 1.93 per ADS between April 1, 2023 and May 15, 2023.

The amounts shown below are unaudited. The information in the following table should be read in conjunction with and is qualified in its entirety by reference to the financial statements and notes thereto included in our most recent Annual Report on Form 20-F and the other financial information incorporated by reference into this prospectus.

	As of March 31, 2023
(In thousands, except share data)	Actual	Pro Forma
Cash and cash equivalents and short-term deposits	22,732	22,860

Shareholders’ equity:
Ordinary shares	-	-
Share premium	130,721	130,849
Receipts on account of warrants	28,017	28,017
Capital reserves	10,597	10,597
Accumulated deficit	(122,451)	(122,451)

Total Shareholders’ equity	46,884	47,012
Non-controlling interest	162	162
Total capitalization	47,046	47,174

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities to fund the development of our current and future oncology drug candidates, acquisition of new assets and for general working capital purposes.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

DESCRIPTION OF ORDINARY SHARES

A description of our Ordinary Shares can be found in Exhibit 2.1, Description of Share Capital, to our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on March 3, 2023.

Exclusive Forum for Shareholder Litigation

Our amended and restated articles of association provide that, unless we consent in writing to the selection of an alternative forum, the Tel Aviv District Court (Economic Division in the State of Israel (or, if the Tel Aviv District Court does not have jurisdiction, and no other Israeli court has jurisdiction, the federal district court for the District of New York) shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our shareholders, and (3) any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law 5728-1968, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. In addition, unless we consent in writing to the selection of an alternative forum, and other than with respect to plaintiffs or a class of plaintiffs which may be entitled to assert claims in the courts of the State of Israel with respect to any causes of action arising under the Securities Act, the federal district courts of the United States for the District of New York shall be the exclusive forum for any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to these provisions. This forum selection provision will limit shareholders’ choice in selecting a judicial forum for disputes with us that it finds favorable or convenient and may have the effect of discouraging lawsuits against us or our directors and officers.

Establishment

We were incorporated under the laws of the State of Israel. We are registered with the Israeli Registrar of Companies in Jerusalem, Israel.

Share History

The following is a summary of the history of our share capital for the last three years.

Ordinary Share Issuances

On March 16, 2020, in a public offering on the Nasdaq, we raised USD 6 million gross (approximately USD 4.6 million net of placement agent fees including non- cash fees and other offering related expenses). In this public offering, we issued an aggregate of 962,000 ADS and 1,038,000 pre-funded warrants which were immediately exercised (an exercise price of USD 0.001 per ADS), and warrants to purchase an aggregate of up to 2,000,000 ADSs (hereinafter the “March 2020 warrants”). The March 2020 warrants were exercisable at an exercise price of USD 3.25 per ADS and had a term of exercise period of 5 years from the date of the issuance. In addition, we issued to the placement agent (or its designees) warrants to purchase up to 140,000 ADSs at a value of USD 241 thousand which is included in the net amount raised above. The placement agent warrants are exercisable at an exercise price of USD 3.75 per ADS and will terminate on March 12, 2025.

On April 19, 2020, we entered into warrant exercise letters, with certain institutional investors holding the March 2020 warrants to purchase an aggregate of up to 2 million of ADSs, at an exercise price of USD 3.25 per ADS. The holders agreed to exercise their March 2020 warrants in full, for gross proceeds of approximately USD 6.5 million (approximately USD 5.4 million net of placement agent fees including non- cash fees and other offering related expenses). Under the exercise agreement, we also issued to the holders, in a private placement, new unregistered warrants to purchase up to an aggregate of 2.2 million ADSs at an exercise price of USD 3.25 per ADS (hereinafter the “new April 2020 warrants”). The new April 2020 warrants were exercisable immediately and had an exercise period of 5.5 years from the date of the issuance. In addition, we issued to the placement agent (or its designees) warrants to purchase up to 140,000 ADSs, which have the same terms as the new April 2020 warrants except for an exercise price of USD 4.0625 per ADS. On May 20, 2020 the new April 2020 warrants and the placement agent warrants were registered for trading.

On May 8, 2020, in a registered direct offering on the Nasdaq, we raised USD 10 million gross (approximately USD 8.4 million net of placement agent fees including non-cash fees and other offering related expenses). In this registered direct offering, we issued an aggregate of 2,500,000 ADSs at a purchase price of USD 4 per ADS. We also issued to the investors unregistered warrants to purchase up to an aggregate of 2,500,000 ADSs (hereinafter the “May 2020 warrants”). These May 2020 warrants have a term of 5.5 years, are exercisable immediately and have an exercise price of USD 4 per ADS. In addition, we issued to the placement agent (or its designees) compensation warrants to purchase up to 175,000 ADSs, at an exercise price of USD 5 per ADS. The placement agent warrants are immediately exercisable and have a term of 5 years from the date of the effective date of the offering. On July 17, 2020 the above May 2020 warrants and placement agent warrants were registered for trading.

On June 25, 2020, in a registered direct offering on the Nasdaq, we raised USD 35 million gross (approximately USD 30.7 million net of placement agent fees including non- cash fees and other offering related expenses). In this registered direct offering, we issued an aggregate of 3,888,889 ADSs at a purchase price of USD 9 per ADS. We also issued to the investors registered warrants to purchase up to an aggregate of 1,944,444 ADSs (hereinafter the “June 2020 warrants”) which have a term of 5 years and are exercisable immediately and have an exercise price of USD 9 per ADS. In addition, we issued to the placement agent (or its designees) registered compensation warrants to purchase up to 194,443 ADSs, at an exercise price of USD 11.25 per ADS. The registered placement agent warrants are immediately exercisable and have a term of 5 years from the date of the effective date of the offering.

During 2020, we issued 129,861 ADSs to a former placement agent in connection with the above 2020 fundraising transactions.

During 2020, we issued 5,636,600 ADSs as a result of exercises of March 2020 warrants, the new April 2020 warrants, the May 2020 warrants, and the June 2020 warrants.

During 2020, we issued 6,500 ADSs on account of vested RSUs granted in 2017, 2018 and 2020.

On June 9, 2021, we entered into the Sales Agreement with Jefferies LLC, for the sale of ADSs. In accordance with the terms of the Sales Agreement, the company may offer and sell ADSs having an aggregate offering price of up to USD 50,000,000 from time to time through Jefferies, acting as the company’s agent. During November and December 2021, we sold, under the Sales Agreement 126,160 ADSs under an “at the market” equity offering program (“ATM program”) at an average price of USD 4.46 per ADS. We raised USD 0.56 million gross (approximately USD 0.54 million net of placement agent fees and other offering related expenses).

During 2020 and 2021, we issued 1,706,666 ADSs as a result of exercises of May 2020 warrants.

During 2021 we issued 163,400 ADSs on account of vested RSUs granted in 2020 to officers, board members and employees.

During the twelve months ended December 31, 2022, we sold, under the Sales Agreement with Jefferies LLC, approximately 543,400 ADSs, at an average price of USD 2.76 per ADS. Net proceeds to the Company, were approximately USD 1.44 million.

From January 1, 2023, to May 15, 2023, we sold under the Sales Agreement with Jefferies LLC, approximately 277,486 ADSs, at an average price of USD 1.90 per ADS. Net proceeds to the Company, were approximately USD 506,740.

On February 1, 2023, we entered into a Share Purchase Agreement, pursuant to which we acquired 100% of the issued and outstanding shareholdings from the shareholders of Immunorizon, an Israeli company, and Immunorizon became a wholly-owned subsidiary of the Company. In consideration for the transfer of 100% of shares of Immunorizon to us and other obligations set forth in the Share Purchase Agreement, we paid an aggregate purchase price consisting of an aggregate upfront payment of $3.5 million in cash and an aggregate $3.5 million in ADSs, at a price per ADS of USD 1.58, based upon the NASDAQ volume-weighted average price of our ADSs for the 60-day period preceding the execution date of the agreement. Additional long-term milestones are set at an aggregate amount of $94 million, with royalties out of net sales. Those long-term milestones include (i) development milestones consisting of pre-clinical and clinical milestones, (ii) regulatory milestones and (iii) sales milestones. The accumulated transaction payments, excluding the upfront payment, will not exceed $100 million. We issued 2,215,190 ADSs to the selling shareholders of Immunorizon at the closing of the Immunorizon transaction on February 15, 2023 (the “Immunorizon ADSs”). We also agreed that until February 15, 2024 in the event we enter into an agreement or makes a filing pursuant to which we issue ADSs or other equity securities in a financing transaction (other than with respect to (i) issuances under the Sales Agreement with Jefferies LLC used for an accumulated amount of up to $2,000,000 worth of ADSs sold during any 90 days period following February 15, 2023, or (ii) issuances pursuant to a non-cash transaction or a strategic transaction such as strategic joint venture, pre-clinical or clinical collaboration), at a price per ADS lower than USD 1.58 (such new price, the “New PPS”) (a “Dilutive Event”), and at such time a selling shareholder of Immunorizon still holds any ADSs issued to it under the Share Purchase Agreement, we shall issue such selling shareholder of Immunorizon additional ADSs (“Additional ADSs”) equal to: (i) (A) the number of such ADSs held by such shareholder at such time, multiplied by (B) USD 1.58 divided by (C) the New PPS, minus (ii) the number of such ADSs held by such shareholder at such time. Such protection shall only be provided once. At closing on February 15, 2023 we also entered into a Lock-Up and Registration Rights Agreement (the “Lock-Up and Registration Rights Agreement”) with the shareholders of Immunorizon under which we undertook to file, by no later than 45 days following the closing of the Share Purchase Agreement, a registration statement on Form F-3 with the SEC (the “Registration Statement”) registering the resale of the 2,215,190 ADSs issued to the selling shareholders upon the closing of the Share Purchase Agreement and any Additional ADSs issued thereafter (if any). We undertook to use commercially reasonable efforts to keep the resale Registration Statement effective at least until February 15, 2025 (or such shorter period as will terminate when the selling shareholders of Immunorizon cease to hold the ADSs or all of our securities covered by the Registration Statement have been sold or withdrawn). On April 5, 2023, the registration statement registering the resale of the Immunorizon ADSs was declared effective in accordance with the Lock-Up and Registration Rights Agreement, and on May 15, 2023 the selling shareholders’ contractual lock-up agreement over disposition of any Immunorizon ADSs expired.

DESCRIPTION OF Preferred Shares

A description of our Preferred Shares can be found in Exhibit 2.1, Description of Share Capital, to our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on March 3, 2023.

DESCRIPTION OF American Depositary Shares

A description of the ADSs can be found in Exhibit 2.1, Description of Share Capital, to our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on March 3, 2023.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ADSs and/or ordinary shares and/or Preferred Shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent and/or the warrant holder. Any warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material Israeli and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Investors’ and Placement Agent’s Warrants in Private Placements

In June 2018 we issued to institutional investors unregistered warrants to purchase up to 163,000 ADSs representing 1,630,000 of our ordinary shares in private placements completed concurrently with a registered direct offering. Each warrant is exercisable on the issuance date and have a term of exercise equal to five and a half (5.5) years from the date on which first exercisable. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of ordinary shares outstanding immediately after giving effect to such exercise. The exercise price per ADS purchasable upon exercise of the warrants is equal to USD 28 per ADS, subject to certain adjustments. We also issued unregistered warrants to purchase up to 22,820 ADSs representing 228,200 of our ordinary shares to H.C. Wainwright & Co., LLC, the exclusive placement agent for the offering. All of these unregistered warrants remain unexercised and the ADS and shares underlying them were registered by us in September 2019. The placement agent’s warrants are exercisable for cash, or under certain circumstances on a cashless basis at a per ADS exercise price equal to USD 31.25 per ADS and expire on June 1, 2023. Of the above unregistered warrants issued by us in June 2018, unexercised warrants to purchase 185,820 ADSs representing 1,858,200 of our ordinary shares were subsequently registered by us in September 2019.

In January 2019 we issued to institutional investors unregistered warrants to purchase up to 257,143 ADSs representing 2,571,430 of our ordinary shares in private placements completed concurrently with a registered direct offering. Each warrant is exercisable on the issuance date and have a term of exercise equal to five and a half (5.5) years from the date on which first exercisable. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of ordinary shares outstanding immediately after giving effect to such exercise. The exercise price per ADS purchasable upon exercise of the warrants is equal to USD 20 per ADS, subject to certain adjustments. We also issued unregistered warrants to purchase up to 24,000 ADSs representing 240,000 of our ordinary shares to H.C. Wainwright & Co., LLC, the exclusive placement agent for the offering. All of these unregistered warrants remain unexercised and the ADS and shares underlying them were registered by us in September 2019. The placement agent’s warrants are exercisable for cash, or under certain circumstances on a cashless basis at a per ADS exercise price equal to USD 21.875 per ADS and expire on January 18, 2024. Of the above unregistered warrants issued by us in January 2019, unexercised warrants to purchase 281,143 ADSs representing 2,811,430 of our ordinary shares were subsequently registered by us in September 2019.

On March 16, 2020, in a public offering on the Nasdaq, we raised USD 6 million gross (approximately USD 4.6 million net of placement agent fees including non- cash fees and other offering related expenses). In this public offering, we issued an aggregate of 962,000 ADS and 1,038,000 pre-funded warrants which were immediately exercised (an exercise price of USD 0.001 per ADS), and warrants to purchase an aggregate of up to 2,000,000 ADSs (hereinafter the “March 2020 warrants”). The March 2020 warrants were exercisable at an exercise price of USD 3.25 per ADS and had a term of exercise period of 5 years from the date of the issuance. In addition, we issued to the placement agent (or its designees) warrants to purchase up to 140,000 ADSs at a value of USD 241,000 which is included in the net amount raised above. All of the March 2020 warrants have since been exercised. All of the placement agent warrants remain exercisable at an exercise price of USD 3.75 per ADS and will terminate on March 12, 2025.

In April 2020, we entered into Warrant Exercise Letters (the “Exercise Agreement”), with certain institutional investors (the “Holders”) holding our warrants to purchase an aggregate of up to 2 million of ADSs (the “Exercise ADSs”), at an exercise price of USD 3.25 per ADS (the “March 2020 Warrants”), previously issued in a public offering pursuant to a registration statement on Form F-1 (File No. 333-235729) that was consummated in March 2020, pursuant to which the Holders agreed to exercise their March 2020 Warrants in full. Under the Exercise Agreement, we also agreed to issue to the Holders in a private placement new unregistered warrants to purchase 2,200,000 ADSs at an exercise price of USD 3.25 per ADS (the “April 2020 Investor Warrants”). The April 2020 Investor Warrants were exercisable immediately and have a term of exercise period of five and one-half (5.5) years from the date of the issuance. Each Holder (together with its respective affiliates) may not exercise any portion of the April 2020 Investor Warrants to the extent that the Holder would own more than 4.99% (or, at the Holder’s option upon initial issuance, 9.99%) of our outstanding Ordinary Shares immediately after exercise. However, upon at least 61 days’ prior notice a Holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding Ordinary Shares after exercising the Holder’s April 2020 Investor Warrant up to 9.99% of the number of our Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the April 2020 Investor Warrant. We also issued unregistered warrants to purchase up to 140,000 ADSs representing 1,400,000 of our ordinary shares to H.C. Wainwright & Co., LLC or its designees (the “April 2020 PA Warrants” and together with the April 2020 Investor Warrants, the “April 2020 Warrants”), which will have the same terms as the April 2020 Investor Warrants except for an exercise price of USD 4.0625 per ADS). Of the above unregistered April 2020 Warrants, unexercised warrants to purchase 2,340,000 ADSs representing 23,400,000 of our ordinary shares were subsequently registered by us in May 2020. All of the April 2020 Investor Warrants have since been exercised. The April 2020 PA Warrants remain exercisable as per their terms described above.

In May 2020, we issued to certain institutional investors unregistered warrants to purchase up to 2,500,000 ADSs representing 25,000,002 of our ordinary shares at an exercise price of USD 4 per ADS (the “May 2020 Investor Warrants”) in private placements completed concurrently with a registered direct offering. The May 2020 Investor Warrants are exercisable immediately and have a term of exercise period of five and one-half (5.5) years from the date of the issuance. Each holder of a May 2020 Investor Warrant (together with its respective affiliates) may not exercise any portion of the May 2020 Investor Warrants to the extent that the holder would own more than 4.99% (or, at the holder’s option upon initial issuance, 9.99%) of our outstanding Ordinary Shares immediately after exercise. However, upon at least 61 days’ prior notice from the holder to us, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding Ordinary Shares after exercising the holder’s May 2020 Investor Warrants up to 9.99% of the number of our Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the May 2020 Investor Warrant. We also issued unregistered warrants to purchase up to 175,000 ADSs representing 1,750,000 of our ordinary shares to designees of H.C. Wainwright & Co., LLC, the placement agent for May 2020 Offering (the “May 2020 PA Warrants,” and together with the May 2020 Investor Warrants, the “May 2020 Warrants”). Of the May 2020 Investor Warrants originally issued, warrants to purchase up to 793,333 ADSs representing 7,933,339 ordinary shares remain outstanding. The May 2020 PA Warrants have the same terms as the May 2020 Investor Warrants except for an exercise price of USD 5.00 per ADS and a term of exercise period of five years from the effective date of the May 2020 Offering. Pursuant to the May 2020 Warrants, if at the time of exercise, a registration statement registering the issuance of the ADSs underlying the May 2020 Warrants under the Securities Act is not then effective or available, the holder may exercise the May 2020 Warrant through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of ADSs determined according to the formula set forth in the May 2020 Warrants. Of the above unregistered May 2020 Warrants, unexercised warrants to purchase 2,675,002 ADSs representing 26,750,020 of our ordinary shares were subsequently registered by us in July 2020.

In June 2020, we issued to certain institutional investors registered warrants to purchase up to 1,944,444 ADSs representing 19,444,446 of our ordinary shares at an exercise price of USD 9 per ADS (the “June 2020 Investor Warrants”) as part of a registered direct offering of ADSs. The June 2020 Investor Warrants are exercisable immediately and have a term of exercise period of five (5) years from the date of the issuance. Each holder of a June 2020 Investor Warrant (together with its respective affiliates) may not exercise any portion of the June 2020 Investor Warrants to the extent that the holder would own more than 4.99% (or, at the holder’s option upon initial issuance, 9.99%) of our outstanding Ordinary Shares immediately after exercise. However, upon at least 61 days’ prior notice from the holder to us, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding Ordinary Shares after exercising the holder’s June 2020 Investor Warrants up to 9.99% of the number of our Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the June 2020 Investor Warrant. We also issued registered warrants to purchase up to 194,443 ADSs representing 1,944,430 ordinary shares to designees of H.C. Wainwright & Co., LLC, the placement agent for June 2020 Offering (the “June 2020 PA Warrants,” and together with the June 2020 Investor Warrants, “the June 2020 Warrants”). Of the June 2020 Warrants originally issued, warrants to purchase up to 1,194,444 ADSs representing 19,144,446 of our ordinary shares remain unexercised. The June 2020 PA Warrants have the same terms as the June 2020 Investor Warrants except for an exercise price of USD 11.25 per ADS. Pursuant to the June 2020 Warrants, if at the time of exercise, a registration statement registering the issuance of the ADSs underlying the June 2020 Warrants under the Securities Act is not then effective or available, the holder may exercise the June 2020 Warrant through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of ADSs determined according to the formula set forth in the June 2020 Warrants.

H.C. Wainwright served as our exclusive placement agent for the registered offerings of our securities in each of June 2020, May 2020, March 2020, January 2019, June 2018, and July 2017, and in connection with the Exercise Agreement in April 2020. H.C. Wainwright also served as an underwriter for our initial public offering on Nasdaq in November 2015 and follow-on public offering in June 2016. The placement agent’s warrants and the ADSs underlying the placement agent’s warrants have been deemed compensation by FINRA and are, therefore, subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The placement agent (or permitted assignees under the Rule) will not sell, transfer, assign, pledge or hypothecate the placement agent’s warrants or the securities underlying the placement agent’s warrants, nor will it engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of these warrants or the underlying securities for a period of 180 days after the effective date. The exercise price and number of ADSs issuable upon exercise of the placement agent’s warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation.

FameWave Transaction Warrants

On March 14, 2019, we entered into the Acquisition Agreement to acquire 100% of FameWave Ltd. (“FameWave”). In consideration of the transfer of the FameWave shares to us and the other obligations set forth in the Acquisition Agreement, the aggregate purchase price paid by us for 100% of FameWave shares consisted of the issuance by us to the former FameWave shareholders, and, on behalf of FameWave, to certain other rights holders in FameWave, (a) 807,561 of ADSs and such ADSs with aggregate value of USD 9,933,000 based on the price per ADS of USD 1.23, which served as the total consideration for 100% of the fully diluted share capital of FameWave and (b) warrants to purchase 403,781 additional ADSs (the “FameWave Warrants”), with an exercise price equal to USD 1.98 per ADS, and with a term of exercise of 4 years beginning on the date of issuance, and subject to other terms and conditions as set forth herein and in the Warrant Agreements, the form of which was attached to the Acquisition Agreement. As part of the Acquisition Agreement, three investors in FameWave invested an aggregate USD 3.5 million in us in exchange for an additional 284,553 newly issued ADSs of the Company, priced at USD 1.23 per ADS. The transaction closed on January 7, 2020. In May 2020 we registered the 403,781 ADSs underlying the FameWave Warrants, all previously issued by us in January 2020. As of the date of this prospectus, none of the FameWave Warrants have been exercised.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find Additional Information” beginning on page 23 of this prospectus and “Incorporation of Certain Documents By Reference” beginning on page 26 of this prospectus. We urge you to read any applicable prospectus supplement and the applicable warrant agreement, in their entirety.

DESCRIPTION OF OVERALLOTMENT PURCHASE RIGHTS

We may issue overallotment purchase rights to purchase ADSs and/or ordinary shares and/or Preferred Shares and/or warrants and/or subscription rights and/or units. Overallotment purchase rights may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Any overallotment purchase rights will be issued under a form of overallotment purchase right and/or overallotment purchase agreement to be filed with the SEC. The terms of any overallotment purchase rights to be issued and a description of the material provisions of the applicable form of overallotment purchase right will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any overallotment purchase rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the form of such overallotment purchase rights;

●	the aggregate number of such overallotment purchase rights;

●	the price or prices at which such overallotment purchase rights will be issued and exercised;

●	the currency or currencies in which the price of such overallotment purchase rights will be payable;

●	the securities purchasable upon exercise of such overallotment purchase rights;

●	the date on which the right to exercise such overallotment purchase rights shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such overallotment purchase rights which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such overallotment purchase rights are issued and the number of such overallotment purchase rights issued with each such security;

●	if applicable, the date on and after which such overallotment purchase rights and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the overallotment purchase rights;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the overallotment purchase rights;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the overallotment purchase rights, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the applicable prospectus supplement of any overallotment purchase rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of overallotment purchase right, which will be filed with the SEC if we offer overallotment purchase rights. For more information on how you can obtain copies of the applicable form of overallotment purchase right if we offer overallotment purchase rights, see “Where You Can Find Additional Information” beginning on page 23 of this prospectus and “Incorporation of Certain Documents by Reference” beginning on page 26 of this prospectus. We urge you to read the applicable form of overallotment purchase right and any applicable prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares, and/or Preferred Shares, and/or ADSs. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share, and/or preferred share, and/or ADS upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the ordinary shares, and/or Preferred Shares, and/or ADSs, which may be purchased per subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find Additional Information” beginning on page 23 of this prospectus and “Incorporation of Certain Documents by Reference” beginning on page 26 of this prospectus. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find Additional Information” beginning on page 23 of this prospectus and “Incorporation of Certain Documents by Reference” beginning on page 26 of this prospectus. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF CAPITAL NOTES

We may from time to time offer and sell under this prospectus capital notes, referred to herein as equity equivalent capital notes. When we offer to sell a particular series of capital notes, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of capital notes.

The capital notes are instruments of equity and not debt. Unless otherwise specified in a prospectus supplement, (i) the face amounts of the capital notes will not bear interest nor will they be linked to any index, (ii) the face amounts of the capital notes will only payable by us out of distributions made upon the winding-up, liquidation or dissolution of our company on a pari passu and pro rata basis with the holders of our ordinary shares and (iii) we will have no right to prepay or redeem the equity equivalent capital notes. In addition, the holder may at any time, convert the face amount of the equity equivalent capital notes, in whole or in part, without payment of any additional consideration, into ADSs or ordinary shares, as set forth in the equity equivalent capital note, at a conversion price agreed with the holder. Unless otherwise specified in a prospectus supplement, the equity equivalent capital notes shall have no maturity date and the right to convert into ADSs or ordinary shares shall not expire.

The terms of any particular series of equity equivalent capital notes will be set forth in the purchase agreement with the purchasers and the governing capital note certificate, each of which will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The foregoing summary of the equity equivalent capital notes is not complete. We encourage you to read the purchase agreement and capital note certificate, because they, and not this summary, will govern your rights as a holder of equity equivalent capital notes.

TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at the market offerings”, within the meaning of Rule 415(a)(4) of the Securities Act into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange or

●	in any combination of these methods of sale;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at the market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares, Preferred Shares, or ADSs may be issued upon conversion of other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at the market sales pursuant to a distribution agreement, we will sell our ordinary shares, Preferred Shares, or ADSs to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares, Preferred Shares, or ADSs on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares, Preferred Shares, or ADSs sold will be sold at prices related to the then prevailing market prices for our ordinary shares, Preferred Shares, or ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares, Preferred Shares, ADSs or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

The validity of the ordinary shares being offered pursuant to this prospectus has been passed upon by the ABZ Law Office of Jerusalem, Israel. Certain legal matters with respect to U.S. federal securities law will be passed upon for us by Haynes and Boone LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Purple Biotech Ltd. and its subsidiaries as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to the offering of our securities offered hereby. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

We are required to file reports and other information with the SEC under the Exchange Act, and the regulations thereunder applicable to foreign private issuers. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. The SEC maintains an Internet site that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through this web site at http://www.sec.gov. For so long as we are also listed on the TASE, these SEC filings are also generally available to the public on (i) the Israel Securities Authority’s Magna website at www.magna.isa.gov.il, (ii) the Tel Aviv Stock Exchange website at http://www.maya.tase.co.il, and (iii) from commercial document retrieval services.

In addition, since our ordinary shares are currently traded on the TASE, we also presently report to ISA and the TASE in accordance with the Securities Regulations (Periodic and Immediate Reports of a Foreign Body Corporate) 5761-2000, promulgated thereunder (the “Dual-Listed Reporting Requirements”). Pursuant to the Dual-Listed Reporting Requirements, we prepare our periodic and immediate reports in accordance with U.S. securities laws and reporting requirements. Our major shareholders are required to make applicable ownership disclosures in accordance with U.S. securities laws and reporting requirements. We generally initially file or furnish our reports, as applicable, to the SEC. We then submit copies of the SEC filings and submissions to ISA and TASE, including any filings made by our major shareholders with respect to their holdings in the Company, in accordance with the Dual-Listed Reporting Requirements. Such copies can be retrieved electronically through the websites for listed company reports of ISA (www.magna.isa.gov.il) and TASE (www.maya.tase.co.il).

As a foreign private issuer, we will be exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. As permitted under the Companies Law, and the Notice Regulations which were enacted pursuant to such law, and as set forth in our amended and restated articles of association, we are not required to physically deliver a notice of a shareholders meeting, a proxy statement or a voting slip. We prepare notices of general meetings of our shareholders, as well as the accompanying proxy statements, voting slips and voting instruction forms, (collectively, the “Proxy Materials”) in accordance with applicable laws, rules and regulations and disclosure requirements in the State of Israel, as such are applicable to a company whose shares are traded on both the TASE and the Nasdaq, and which reports to the SEC as a foreign private issuer and to ISA and the TASE in accordance with the Dual-Listed Reporting Requirements. Our Proxy Materials may not necessarily be mailed to our beneficial shareholders in Israel, or to our beneficial ADS holders in the U.S. We will furnish to the SEC on Form 6-K the forms of our Proxy Materials, and they will be made available to the public on the SEC’s website at www.sec.gov. For so long as we are also listed on the TASE, we will also submit the Proxy Materials to ISA and TASE and they will be made available to the public on their respective websites for listed company reports: www.magna.isa.gov.il and www.maya.tase.co.il. We will also include the Proxy Materials on our corporate website, to the extent required under the Companies Law and the applicable regulations enacted thereunder governing publication of notices of general meetings of our shareholders and the distribution of the Proxy Materials. The circulation of by us of any Proxy Materials should not be taken as an admission that we are subject to the proxy rules under the Exchange Act, nor as an admission that in doing so we are not availing, nor that we may not avail, ourselves of any, or all of, the exemptions set forth under Regulation 3 of the Companies Regulations (Relief Regulations for Companies Whose Securities are Listed for Trading on an Exchange Outside of Israel), 5760-2000. Furthermore, nothing in the form or content of, and/or the language in, any of our Proxy Materials should be taken as an admission by us with respect to that which is stated under Regulation 5 of the Notice Regulations concerning the applicability (or lack thereof) of instructions under relevant non-Israeli law as to the content our Proxy Materials, insofar as such may apply to certain matters on the agenda of the applicable meeting of securities holders.

In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within 120 days after the end of each fiscal year ending December 31, an annual report on Form 20-F containing financial statements which are examined and reported on, with an opinion expressed, by an independent registered public accounting firm. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. In addition, in accordance with the Nasdaq Listing Rules, as a foreign private issuer we are required to submit on a Form 6-K an interim balance sheet and income statement as of the end of the second quarter of each fiscal year. We have also agreed contractually under the Sales Agreement to provide on Form 6-K an interim balance sheet and income statement as of the end of the first and third quarters of each fiscal year.

We maintain a corporate website at www.purple-biotech.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be posted on such website under applicable corporate or securities laws and regulations, including posting any notices of general meetings of our shareholders.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. If U.S. law is applicable, then it must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;

●	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19715 Tel: +1 (302) 738-6680 as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file or furnish later with the SEC and that is deemed incorporated by reference will also be considered to be part of this prospectus and will automatically update and supersede the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. This prospectus incorporates by reference the documents listed below, and any future Annual Reports on Form 20-F that we file with the SEC and certain Reports on Form 6-K that we furnish to the SEC (but only to that extent that such Form 6-K states that it is incorporated by reference herein), in each case, between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated:

●	The description of our ordinary shares, no par value per share, and the American Depositary Shares representing the ordinary shares, contained in Exhibit 2.1 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on March 3, 2023, including any amendments or reports filed for the purpose of updating the description;

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on March 3, 2023; and

●	our Reports on Form 6-K furnished to the SEC on March 16, 2023, March 24, 2023, April 19, 2023, April 25, 2023, May 1, 2023 and May 16, 2023.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus, upon written or oral request to us at the following address:

Purple Biotech Ltd.

4 Oppenheimer Street

Science Park

Rehovot 7670104, Israel

Tel: +972-3-933-3121; Fax: +972-3-509719

Attention: Chief Financial Officer

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate only as of the dates on the front cover of those documents, or such earlier date, that is indicated in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

OFFERING EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. The following is a statement of estimated expenses at the present time in connection with the distribution of the securities registered hereby. All amounts shown are estimates except the SEC registration fee and FINRA filing fee.

Pursuant to Rule 415(a)(6) under the Securities Act, a portion of the filing fee in the amount of USD 15,584.14 relates to USD 134,461,955 of securities which remain unsold under the Registration Statement on Form F-3 (File No. 333-235327) filed on December 2, 2019, and declared effective on December 13, 2019. We previously carried forward a registration fee of USD 21,131.35 in connection with the filing of the Prior Registration Statement of which USD 15,584.14 relates to the Unsold Securities. The USD 15,584.14 previously paid filing fee relating to such Unsold Securities under the Prior Registration Statement will continue to be applied to such Unsold Securities registered on this registration statement. For reasons stated above, the net SEC registration fee paid in connection with this registration statement is USD 7,222.29. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	USD	22,806.43
FINRA filing fee[1]	USD	10,330.71
Legal fees and expenses	USD	20,000
Accountants fees and expenses	USD	10,000
Miscellaneous	USD	40,000

Total	USD	103,137.14

[1]	Fees previously paid to FINRA relating to the Unsold Securities registered under the Prior Registration Statement will continue to be applied to such Unsold Securities registered on this registration statement. Fees paid to FINRA in connection with the filing of this registration statement are therefore calculated solely based on the proposed maximum aggregate offering price of the securities newly registered on this registration statement.

2,430,000 American Depositary Shares representing 24,300,000 Ordinary Shares

Pre-funded Warrants to Purchase up to 1,917,827 American Depositary Shares

Up to 1,917,827 American Depositary Shares representing 19,178,270 Ordinary Shares underlying the Pre-funded Warrants

Purple Biotech Ltd.

PROSPECTUS

H.C. Wainwright & Co.

The date of this prospectus is October 17, 2023